UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Bryn Mawr Bank Corporation

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BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 28, 2010

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of Bryn Mawr Bank Corporation (the “Corporation”) will be held at St. Davids Golf Club, 845 Radnor Street Road, Wayne, PA on Wednesday, April 28, 2010, at 11:00 A.M., for the following purposes:

1. To elect two Class IV directors to serve a four-year term;

2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2010;

3. To approve the adoption of the Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan;

4. To consider and vote upon a shareholder proposal if it is presented at the Annual Meeting; and

Such other business as may properly come before the meeting or any adjournment thereof.

In their discretion, the proxies are authorized to act upon such other matters as may properly come before the meeting. See the accompanying Proxy Statement for details about these proposals. Only shareholders of record at the close of business on March 11, 2010, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. Shareholders may vote in person or by proxy.

Our proxy statement and a form of proxy are included with this Notice.

By Order of the Board of Directors of Bryn Mawr Bank Corporation

Robert J. Ricciardi Secretary

Bryn Mawr, PA

March 24, 2010

IMPORTANT NOTICE

To assure your representation at the Annual Meeting, please complete, date, sign, and promptly mail the enclosed proxy card in the return envelope, or submit your proxy by telephone or over the Internet by following the instructions found on the proxy card, so that your shares may be voted in accordance with your wishes and so that enough shares are represented to allow us to conduct the business of the Annual Meeting. If you mail your proxy card, no postage is necessary if mailed in the United States. Submitting your proxy by mail, telephone or over the Internet does not affect your right to vote in person if you attend the Annual Meeting, or to revoke your proxy at any time prior to its use for any purpose. Any shareholder who is present at the meeting may withdraw its proxy prior to its use for any purpose and vote in person.

PROXY STATEMENT

PROXY STATEMENT

BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, PA 19010

INFORMATION REGARDING THE ANNUAL MEETING

Matters to be Considered at the Annual Meeting of Shareholders

This Proxy Statement is being furnished to shareholders of Bryn Mawr Bank Corporation (“we,” “us,” “our” or the “Corporation”) in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Corporation’s Annual Meeting of Shareholders to be held on Wednesday, April 28, 2010, at 11:00 A.M. at St. Davids Golf Club, 845 Radnor Street Road, Wayne, PA, or any adjournment or postponement of the meeting (the “Annual Meeting”). At the Annual Meeting, the shareholders will consider and vote upon the election of two Class IV directors to serve a four-year term, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2010, the approval of the adoption of the Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan, and a shareholder proposal if it is presented at the Annual Meeting.

The proxies are authorized to transact such other business as may properly come before the Annual Meeting. This proxy statement and the proxy are being mailed to shareholders on or about March 24, 2010.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 28, 2010

This proxy statement and the Corporation’s annual report to security holders are available at www.bmtc.com by clicking on “About Us,” followed by “Investor Relations,” and then the “SEC Filings” tab.

Record Date, Voting and Voting Procedures

Our Board has fixed the close of business on March 11, 2010, as the date for determining holders of record of our common stock, entitled to notice of, and to vote at, the Annual Meeting. Each shareholder is entitled to one vote per share on the matters to be considered at the Annual Meeting.

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws. The holders of a majority of the outstanding shares of our common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of March 11, 2010, there were 8,900,051 shares of our common stock outstanding. The shares for which shareholders abstain on one or more matters will be counted as present at the meeting for purposes of determining a quorum if the shareholder is physically present or if the shareholder has executed a valid proxy for the shares. Broker non-votes will be counted as present at the meeting for purposes of determining a quorum so long as the shares are voted by the broker on at least one matter.

Shares represented by properly executed proxies will be voted in accordance with the directions indicated in the proxies, unless those proxies have previously been revoked. If a properly executed proxy does not give any voting directions, then that proxy will be voted in favor of the adoption of the proposals recommended by the Board, and in the discretion of the proxy agents on any other matters which may properly come before the Annual Meeting.

For purposes of the Annual Meeting, if a quorum is present, the Corporation’s articles provide that each director shall be elected by a majority of the votes cast in person or by proxy for that position. Cumulative voting is not permitted. “Withheld” votes and broker non-votes will not count in determining the number of votes required to elect a director, and they will not count in favor of or against a director’s election. Please note that this year the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

For the other items of business to be presented at the Annual Meeting, if a quorum is present, the Corporation’s bylaws require the affirmative vote of a majority of the shares having voting powers and present in person or represented by proxy to approve the proposals. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against approval of a given proposal.

A shareholder may revoke a proxy at any time prior to its use for any purpose by giving written notice of revocation to our corporate secretary Robert J. Ricciardi at our principal executive offices at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. A shareholder may also appear in person at the Annual Meeting and ask to withdraw the proxy prior to its use for any purpose and can vote in person. A later dated proxy revokes an earlier dated proxy.

We do not know at this time of any business, other than that stated in this proxy statement, which will be presented for consideration at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, then the proxy agents will vote in accordance with their best judgment.

Other Matters

We will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and e-mail, by our directors, officers and employees and those of our wholly-owned subsidiary The Bryn Mawr Trust Company (the “Bank”), and our proxy solicitor. We have retained Mellon Investor Services, LLC to act as our proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay that firm $7,500 plus reasonable out of pocket expenses, for proxy solicitation services. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our common stock held of record by such persons, and we will reimburse them for their expenses in doing so.

PROPOSAL 1 - ELECTION OF DIRECTORS

One of the purposes of the Annual Meeting is the election of two directors to our Board. The following directors have been nominated by our Board for election as directors to serve as follows:

Class IV—Term to Expire in 2014:

(1) Francis J. Leto

(2) Britton H. Murdoch

The persons named as proxies in the accompanying form of proxy have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by proxies for the election of the nominees named in this Proxy Statement. The proxies cannot be voted for a greater number of persons than the number of nominees named above. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect any remaining nominee. The Board knows of no reason why the nominees will be unavailable or unable to serve as directors. We expect all nominees to be willing and able to serve as directors.

For each director position to be elected, a majority of the votes cast in person or by proxy for that position is required to elect a nominee. Proxies solicited by the Board will be voted for the nominees listed above, unless the shareholders specify a contrary choice in their proxies.

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

INFORMATION ABOUT OUR DIRECTORS

Our Directors

The following table sets forth certain information for each of our directors. Except as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.

Name, Principal Occupation and Business Experience For Past Five Years	Age	Director Since
NOMINEES FOR DIRECTOR – Class IV

If elected, the terms of the following directors will expire in 2014:

1. Francis J. Leto

Executive Vice President and head of the Bank’s Wealth Management Division, since January 20, 2009; member of the Board of Managers of Lau Associates LLC, a subsidiary of the Corporation, since September 2009 and member of the Board of Managers of its former parent holding company, JNJ Holdings LLC, from September 2009 until it was merged out of existence on December 31, 2009; General Counsel, Lifestyle Development, LP, October 2007 to January 2009; Of Counsel, Brett Senior & Associates April 2006 to January 2009; partner in the law firm of Celli and Leto, LLP from January 1995 to March 2006; President, Brandywine Abstract Company, L.P. from May 1988 to January 2009.

Mr. Leto’s background as a lawyer and his many years of experience in real estate matters, title insurance, and business development provide a unique perspective to the Board, both as a director and a member of the Bank’s executive management team. Mr. Leto’s experience has also allowed him to develop many relationships in the greater Philadelphia area which foster good relations between the Bank and the community in general.

	50	2002

2. Britton H. Murdoch

Lead director of the Boards of Directors of the Corporation and the Bank. Chief Executive Officer, BMW of the Main Line since July 2006; Managing Director of Strattech Partners, LLC, a business consulting and venture capital firm since January 2000; member of the Board of Trustees since 2008 and head of Audit Committee for Thomas Jefferson University; principal of Bala Properties North & South, LLC, a real estate holding company, since July 2008; Director of Susquehanna Patriot Bank from 1997 to 2006.

Mr. Murdoch’s years of experience as chief financial officer of Airgas, Inc., a New York Stock Exchange publicly traded company, from 1990 to 1996 provide the Board with the perspective of someone with direct responsibility for financial and accounting issues. Mr. Murdoch is currently a Trustee of Thomas Jefferson University since 2008 and is chairman of their Audit Committee. He also manages his own companies, is the founder and managing director of a business consulting and venture capital firm, and is the Chief Executive Officer and principal of an automotive dealership group. Mr. Murdoch has extensive experience in the field of mergers and acquisitions, and his finance experience and leadership skills make him a valuable resource to our Board.

	52	2006

Name, Principal Occupation and Business Experience For Past Five Years	Age	Director Since
CONTINUING DIRECTORS – Class I

The terms of the following directors expire in 2011:

1. Thomas L. Bennett

Private investor since March 1, 2004; Investment Management, Morgan Stanley Investment Management from January 1, 2000 until February 28, 2004; Director and Trustee of the Delaware Investment Family of Funds since May, 2005.

Mr. Bennett has extensive experience in the investment management field and is currently a Director and Trustee of the Delaware Investment Family of Funds. Mr. Bennett brings to the Board his many years of investment experience and is a valuable resource to the Bank’s Investment Portfolio Committee and the Risk Management Committee of the Board in providing guidance and counsel concerning the Bank’s investment portfolio.

	62	2007

2. Scott M. Jenkins

President, S. M. Jenkins & Co., a financial and management consulting firm; Director and Chairman of the Board of The Philadelphia Contributionship since 2002; Director of The Reinvestment Fund since 2000; and Director of Encorium Group, Inc. from 2001 to 2008.

Mr. Jenkins has over 19 years of experience as President of his own financial management and consulting firm which provides services to publicly and privately held corporations, family groups and high net worth individuals. Mr. Jenkins’ extensive accounting and finance experience coupled with his investment advisory experience are valuable resources for our Board and Wealth Management Division.

	56	2006

CONTINUING DIRECTORS – Class II
The terms of the following directors expire in 2012:

1. B. Loyall Taylor, Jr. President, Taylor Gifts, Inc., mail order catalog sales. Mr. Taylor has financial expertise in foreign and domestic market trading coupled with expertise in marketing to consumers from his 30 plus years as Chief Executive Officer of a mail order catalog company. Mr. Taylor is our longest serving board member, providing over 24 years of board experience as well as extensive knowledge of our business.	63	1986

2. Andrea F. Gilbert

President, Bryn Mawr Hospital.

As President of Bryn Mawr Hospital, Ms. Gilbert has responsibility for the day to day operations, strategic planning, fundraising, recruitment of leadership personnel and physicians, and hospital clinical outcomes of a $300 million (based on revenues and expenses) organization which employs 2,000 people. With 25 years of experience in health care management, Ms. Gilbert brings to the Board an extensive background and experience level in governance, risk management, compensation and benefits, marketing, organizational management and financial planning.

	56	2004

Name, Principal Occupation and Business Experience For Past Five Years	Age	Director Since
CONTINUING DIRECTORS – Class III

The term of the following directors expire in 2013:

1. Wendell F. Holland

Partner, Saul Ewing LLP; Chairman, Pennsylvania Public Utility Commission until 2008 and previously Commissioner from September, 2003.

Mr. Holland has 30 years of experience as a business and energy lawyer and is currently a partner at Saul Ewing, LLP. He has previously served as both the Chairman (during two separate terms for a total of four years) and the Commissioner (for four years) of the Pennsylvania Public Utility Commission. Mr. Holland has been on our Board since 1997 and provides a unique perspective on legal and regulatory matters, as well as issues in the public arena at the local, state and regional levels.

	58	1997

2. Frederick C. Peters II

Chairman of the Corporation and the Bank since August, 2002, President and Chief Executive Officer of the Corporation and the Bank since January, 2001; Trustee of Main Line Health, Director of Federal Reserve Bank of Philadelphia; Director of Bryn Mawr Film Institute; Director of Pennsylvania Association of Community Bankers; member of the Board of Managers from July 2008 to September 2009 for the Corporation’s subsidiaries, Lau Associates LLC and JNJ Holdings LLC.

Mr. Peters has over 34 years of experience in the Banking Industry. Mr. Peters’ day to day leadership as Chief Executive Officer of Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company provide him with intimate knowledge of our operations.

	60	2001

3. David E. Lees

Senior Partner, myCIO Wealth Partners, LLC since July, 2005; Partner and National Director of Ernst & Young’s Wealth Advisory Service Practice from December, 1996 to June 30, 2005; Partner, Renaissance Equity Fund since August, 2005; Adjunct Professor of Finance & Portfolio Management in Villanova University’s Commerce & Finance Department from January, 2000 to May, 2005.

Mr. Lees has significant experience in the financial services and wealth management arena as a Senior Partner of myCIO Wealth Partners, and a former partner and National Director of Ernst & Young’s Wealth Advisory Service Practices. Mr. Lees’ experience as a nationally recognized wealth and investment advisor provides valuable insight for the wealth management and financial sectors for our Board and our Wealth Management Committee.

	48	2005

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of shares of our common stock as of March 11, 2010, for each of our directors, director nominees, certain executive officers and the persons known to us who may be beneficial owners of more than 5% of our common stock. The table also shows the total number of shares owned by the directors, director nominees and executive officers as a group.

Name	Common Stock(1)		Exercisable Stock Options	Percent of Outstanding Stock(2)

Current Directors and Nominees(9)
Thomas L. Bennett	7,327		2,100	*
Andrea F. Gilbert	7,206		11,350	*
Wendell F. Holland	5,504		9,100	*
Scott M. Jenkins	3,500		4,725	*
David E. Lees	11,005		8,225	* *
Britton H. Murdoch	7,077		3,850	*
B. Loyall Taylor, Jr.	6,260	(5)	21,100	*
Named Executive Officers(9)
Frederick C. Peters II	39,033	(4)	162,800	2.11%
J. Duncan Smith	6,138	(6)	32,400	*
Alison E. Gers	3,334	(7)	67,400	*
Joseph G. Keefer	6,019	(8)	62,400	*
Francis J. Leto(3)	8,735		17,453	*
All Current Directors and Executive Officers as a Group (14 persons)	138,112		479,703	6.46%

5% Owners
George W. Connell 121 Cheswold Lane Haverford, PA 19041	1,698,675		0	17.76%

*	Less than one percent.
(1)

Certain of our directors have elected to defer their fees and stock awards through our Deferred Payment Plans for Directors. Among other options, under these plans, a director may elect to earn a yield on the deferred compensation based on changes in the price of our common stock (including dividends). Making this election creates phantom stock. Additionally, Mr. Peters holds his shares of phantom stock under our Deferred Bonus Plan for Executives. Deferred fees which would otherwise be paid in the form of shares of our common stock are automatically converted to phantom stock units under the plans for at least one year. A share of phantom stock is economically equivalent to one share of common stock, but the directors do not have the right to receive an actual share of stock or to vote the phantom stock unit. The below chart shows the number of shares of phantom stock outstanding for our directors as of March 11, 2010. Taking the number of shares of phantom stock held by directors and executive officers into account together with the total security ownership of such persons as represented in the beneficial ownership table above, the Corporation’s current directors and executive officers hold the economic equivalent of 7.22% of the Corporation’s stock.

Name	Phantom Stock Held
Fredrick C. Peters II	191
Scott M. Jenkins	7,805
David E. Lees	5,764
B. Loyall Taylor, Jr.	59,071

For additional information, see footnote 6 to the Director Compensation chart at page 17, the section entitled “DIRECTOR COMPENSATION—Directors’ Deferred Payment Plans” at page 19, and “NONQUALIFIED DEFERRED COMPENSATION—Deferred Bonus Plan for Executives” at page 41.

(2)

Stock ownership information includes shares that the individual has the right to acquire within sixty days of March 11, 2010. Each executive officer holds sole investment power over shares held for such executive officer in our 401(k) Plan. Unless otherwise indicated, each person has sole voting and investment power over the shares listed. There are no pledged shares.

(3)	As of January 20, 2009, Mr. Leto became an Executive Vice President of the Bank and head of the Bank’s Wealth Management Division.
(4)	Includes 3,133 shares held for Mr. Peters in the 401(k) Plan, determined as of March 11, 2010.
(5)

Includes 4,173 shares held in trust for his children over which Mr. Taylor has sole voting and investment power, and 2,087 shares held in a trust over which Mr. Taylor as co-trustee has joint voting and investment power.

(6)	Includes 1,033 shares held for Mr. Smith in the 401(k) Plan, determined as of March 11, 2010.
(7)	All shares are held for Ms. Gers in the 401(k) Plan, determined as of March 11, 2010.
(8)	All shares are held for Mr. Keefer in the 401(k) Plan, determined as of March 11, 2010.
(9)	The address for our directors and named executive officers is c/o Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396.

CORPORATE GOVERNANCE

Introduction

Some or all of our directors also serve as directors of our subsidiaries, including the Bank, and serve on the same committees of each organization. Five of our directors also serve on the Bank’s Wealth Management Committee.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (“Code of Ethics”). The Code of Ethics is available on our website at www.bmtc.com on the Investor Relations – Governance Documents page under the Code of Conduct and Ethics heading. Printed copies are available to any shareholder upon request. The Code of Ethics meets the requirements for a code of ethics for our principal executive officer, principal financial officer or persons performing similar functions under Item 406 of Regulation S-K of the Securities and Exchange Commission (“SEC”).

Under our Code of Ethics, the Board is responsible for resolving any conflict of interest involving the directors, executive officers and senior financial officers. The president and the corporate secretary are responsible for resolving any conflict of interest involving any other officer or employee.

Director Independence

The Board has determined that all of its members during 2009 were independent and met the independence requirements of Nasdaq Global Market, except for Frederick C. Peters II and Frances J. Leto. In determining the independence of its directors other than Mr. Peters and Mr. Leto during 2009, the Board of Directors considered routine banking transactions between the Bank or its affiliates and each of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, wealth management and fiduciary accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions the Corporation made to non-profit organizations with whom any of the directors are associated, and any transactions described below in the section of this Proxy under the heading, transactions with Related Persons. In each case, the Board of Directors determined that none of the transactions, relationships or arrangements impaired the independence of the director.

Board Leadership Structure

The Board believes that the Corporation’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Corporation’s business and the financial services industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Corporation’s independent directors bring experience, oversight and expertise from outside the Corporation and industry, while the Chief Executive Officer brings Corporation-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and its execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between management and strategy development on the one hand and independent oversight on the other.

Britton H. Murdoch, an independent director who serves as Chairman of the Executive Committee, was selected by the Board to serve as the Lead Director. As Lead Director, Mr. Murdoch presides over all Board meetings when the chairman is not present, and presides over meetings of the non-management directors held in executive session. The Lead Director has the responsibility of meeting and consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive and advising him on the efficiency of the Board meetings, facilitating teamwork and communication between the non-management directors and management.

Communications with Directors

Our Board of Directors provides a process for security holders to send communications to the Board. Shareholders may communicate directly with any member or committee of our Board by mailing the written communications, first class mail, postage prepaid, to Bryn Mawr Bank Corporation, Board of Directors, P.O. Box 351, Bryn Mawr, PA, 19010-3396. A member of the audit department routinely checks and distributes mail sent to this post office box directly to the intended recipient(s).

Policy for Attendance at Annual Meeting

We have adopted a policy requiring all of our directors to attend our annual meeting. All of our directors attended the annual meeting held on April 22, 2009.

Executive Sessions of Independent Directors

The independent members of our Board will continue their practice of holding scheduled executive sessions on a regular basis but, in any event, not less than twice a year. During 2009, eight (8) executive sessions were held.

Risk Oversight

The Board believes that establishing the right “tone at the top” and that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Chairman and Chief Executive Officer meets regularly with other senior officers to discuss strategy and risks facing the Corporation. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board of Directors receives presentations from senior management on strategic matters. The Board members meet with senior management to discuss strategies, key challenges, and risks and opportunities for the Corporation.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Corporation’s risks. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to areas of financial reporting, internal controls and compliance with accounting regulatory requirements, and, in accordance with NASDAQ Global Market requirements, discusses policies with respect to risk assessment and risk management. Reports addressing these responsibilities are regularly provided by management to the Audit Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization and membership, succession planning for our directors, and corporate governance. The Risk Management committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks related to the Bank’s loan portfolio and its credit quality, asset and liability management, the Bank’s investment portfolio and various consumer regulatory matters.

Additionally, the Board of Director’s leadership structure with a combined Chairman and Chief Executive Officer and a Lead Director provide substantial opportunities for the independent directors to interact with the management of the Corporation and Bank at various Board and committee meetings. The Board believes this interaction offers independent directors added insight to the risks of the Bank and the Corporation, and aids the Board in its risk management function.

Nominations for Directors

The Nominating and Corporate Governance Committee considers candidates for nominees for director from various sources including other directors, our clients and other relevant constituencies, and may also engage, if it deems appropriate, a professional search firm. For incumbent directors whose terms of office are set to expire, it reviews the directors’ overall service to the Corporation during their terms, including the number of meetings attended, level of participation, quality of performance and their respective contributions towards advancing our interests and enhancing shareholder value. For a new director candidate, the committee reviews the candidate’s biographical information and qualifications and may check the candidate’s references, if applicable. The committee may obtain any additional information which it deems necessary. A qualified nominee will be interviewed by all members of the committee, if practicable. Serious candidates may meet with all members of the Board. Using the input from the interviews and information obtained, the committee evaluates whether a prospective candidate is qualified to serve as a director and whether it should recommend to the Board that the Board nominate (or select to fill a vacancy) the prospective candidate.

The Nominating and Corporate Governance Committee will use a similar process to evaluate nominees recommended by shareholders, provided that the shareholder complies with the procedures set forth below. The committee will consider written proposals from shareholders for nominees for director. Any nomination should be addressed to the Chairman, Nominating and Corporate Governance Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010 and must include the following information: (a) the name and address, as they appear on our books, of the shareholder nominating a candidate; (b) the number of our shares which are beneficially owned by the shareholder (and if the shares are held in street name, the name of the brokerage firm holding the shares); (c) the name, age, business address and residence address of each proposed nominee; (d) the principal occupation or employment of the proposed nominee; (e) the number of shares of our stock beneficially owned by the proposed nominee, if any; (f) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons pursuant to which the shareholder is making the nomination, and (g) any other information required to be disclosed in solicitation of proxies for election of directors or other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected.

All shareholder nominations must be received not less than 120 days before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting.

In evaluating candidates for nominees for director, the committee considers:

• our need for particular talents and experience;

• that at least a majority of the directors be independent under the Nasdaq Global Market rules; and

• the requirement that our Audit Committee meet the financial literacy requirements under the Nasdaq Global Market rules and that at least one of them qualifies as an Audit Committee financial expert under the rules of the SEC.

In addition, members of the Board should also:

• be of the highest ethical character;

• share our values;

• have reputations, both personal and professional, consistent with our image and our reputation;

• be active or former leaders of organizations;

• possess knowledge in the fields of financial services and wealth management;

• have an understanding of the Bank’s marketplace;

• have relevant expertise and experience which will be useful in offering advice and guidance to the Chief Executive Officer;

• be independent of any particular constituency; and

• be able to represent all of our shareholders.

Nominees for director must also be willing to commit the necessary time to devote to Board activities and to enhance their knowledge of the financial services industry and be willing to assume broad fiduciary responsibility. Nominees for director should also have a commitment to enhancing shareholder value, including assisting in business development activities where appropriate. A nominee for director must also be or become a shareholder upon joining the Board. Application of the above criteria may vary according to the particular areas of expertise desired to complement the existing composition of the Board.

In considering nominees for director, the committee also considers the Board’s desire to be a diverse body with diversity reflecting gender, ethnic background and professional experience. The Nominating and Corporate Governance Committee does not currently have a formal policy with respect to diversity, however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee identifies specific qualifications which are desired to complement and strengthen the composition of the Board based on the facts and circumstances then outstanding, and then considers the entirety of each candidate’s credentials in the context of these standards.

OUR BOARD OF DIRECTORS

Our By-Laws provide that our business will be managed by a Board of Directors of not less than eight and not more than thirteen directors, as fixed from time to time by the Board of Directors. Our Board, as provided in the By-Laws, is divided into four classes of directors, with each class being as nearly equal in number as possible. The Board has fixed the number of directors at nine. Currently, there are nine (9) directors with two (2) members in Class I, two (2) members in Class II, three (3) members in Class III, and two (2) members in Class IV. If all of the nominees for director are elected at the Annual Meeting, there will be nine directors. The Corporation and the Bank have the same Board members.

Under our By-Laws, persons selected by the Board to fill a vacancy on the Board serve as directors for a term expiring with the next annual meeting of shareholders. If a director is selected by the Board on or after the record date for an annual meeting, then the new director serves as a director until the subsequent annual meeting of shareholders. The directors in each class serve terms of four years each, unless selected to fill a vacancy, and until their successors are elected and take office.

In 2009, our Board of Directors met seven (7) times. Each director attended 100% of the aggregate of the total number of Board meetings held during 2009 when he or she was a director and at least 75% of the total number of meetings that were held by each committee when he or she served on those committees.

Information About Committees of our Board of Directors

Our Board has five standing committees. They are the Executive, Nominating and Corporate Governance, Risk Management, Audit and Compensation Committees. The Corporation and the Bank have the same committees with the same members for each committee, except that the Bank also has a Wealth Management Committee.

The following shows the Board committee members for the Corporation and the Bank as of the printing of this Proxy Statement, including committee changes made during 2009 with respect to certain Board members:

Thomas L. Bennett

Current member of the following committees:

Risk Management Committee

Audit Committee

Wealth Management Committee

Andrea F. Gilbert

Current Member of the following committees:

Nominating and Corporate Governance Committee

Risk Management Committee

Compensation Committee (committee chairperson)

Wendell F. Holland

Current Member of the following committees:

Nominating and Corporate Governance Committee

Compensation Committee

Risk Management Committee (committee chairperson)

Scott M. Jenkins

Current member of the following committees:

Audit Committee (committee chairperson, financial expert)

Risk Management Committee

Nominating and Corporate Governance Committee

David E. Lees

Current member of the following committees:

Executive Committee

Compensation Committee

Wealth Management Committee (committee chairperson)

Francis J. Leto

Current member of the following committee:

Executive Committee (committee chairperson until January 20, 2009)

Wealth Management Committee

Former member, through January 20, 2009, of the following Committees:

Compensation Committee

Audit Committee

Nominating and Corporate Governance Committee (former committee chairperson)

Former member of the Risk Management Committee from January 20, 2009 through April 22, 2009

Britton H. Murdoch

Current member of the following committees:

Executive Committee (committee chairperson)*

Audit Committee (financial expert)

Wealth Management Committee

Former member, through January 20, 2009, of the following Committee:

Risk Management Committee

Frederick C. Peters II (Chairman of the Board)

Current member of the following committees:

Executive Committee

Risk Management Committee

Wealth Management Committee

B. Loyall Taylor Jr.

Current member of the following committees:

Executive Committee

Compensation Committee

Audit Committee

Nominating and Corporate Governance Committee (committee chairperson)*

*	Denotes member who joined committee as of January 20, 2009.

The Executive Committee meets to discuss and act upon matters which require action prior to the next meeting of our Board. The Executive Committee exercises the authority and powers of the Board at intervals between meetings of the full Board as permitted by law. During 2009, the committee held eight (8) meetings. The Bank’s Executive Committee also meets to ratify certain of the Bank’s loans to customers.

The Nominating and Corporate Governance Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board. The committee also assists the Board in interpreting and applying corporate governance guidelines, reviews and assesses the adequacy of our corporate governance guidelines, our personal codes of conduct and related internal policies and guidelines and recommends any proposed changes to the Board for approval. The committee has a charter which is available on our website at www.bmtc.com on the Investor Relations – Governance Documents page under the heading BMBC Nominating and Corporate Governance Committee Charter. Each member of the committee is independent as defined by Nasdaq Global Market rules. During 2009, the committee held two (2) meetings.

The Risk Management Committee meets to review and manage the material business risks which confront us. The Risk Management Committee establishes and monitors policies and procedures designed to lead to an understanding of, and to identify, control, monitor and measure, our material business risks. Those risks include loan quality and concentration, interest rate and market risk, as well as liquidity risk. During 2009, the committee held eight (8) meetings.

The Audit Committee meets at least quarterly. It has general oversight responsibilities regarding our financial reporting process and internal controls. The committee selects and evaluates the qualifications and performance of the independent registered public accounting firm. The committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other accounting regulatory compliance issues. In addition, the committee meets with the independent registered public accountant to review the results of the annual audit and other related matters. Each member of the committee is independent and financially literate as those terms are defined by the Nasdaq Global Market. The Audit Committee held six (6) meetings in 2009. Our Board has determined, based on their experience and background which are more fully described in their respective bios beginning at page 4 of this proxy statement, that Scott M. Jenkins and Britton H. Murdoch, each independent directors, are financial experts as defined by the regulations of the SEC. The current Audit Committee charter was attached as Appendix A to the proxy statement for the Corporation’s 2009 Annual Meeting of Shareholders, filed with the SEC on Definitive Form 14A on March 17, 2009.

The Compensation Committee meets to discuss compensation matters. Each member of the committee is independent as defined by the Nasdaq Global Market. During 2009, the committee held six (6) meetings. The committee has a charter which is available on our website at www.bmtc.com on the Investor Relations – Governance Documents page under the heading Compensation Committee Charter.

Our Compensation Committee is responsible for recommending to the full Board our compensation policies and for administering those policies. They determine the salary and the incentive programs for our executive officers. It is responsible for setting and administering the policies for our equity incentive programs.

Among other responsibilities discussed in the charter, the committee has the responsibility to:

•

annually review and approve corporate goals and objectives for the compensation of the Chief Executive Officer; evaluate the Chief Executive Officer’s performance; and determine and approve the compensation and benefits to be paid to the Chief Executive Officer;

•

annually review and discuss with the Chief Executive Officer the performance of all other executive officers; evaluate their performance; and determine and approve the compensation and benefits to be paid to those other executive officers;

•	review and recommend to the full Board the compensation and benefits for non-employee directors;

•	administer equity incentive award programs and determine the awards to be distributed under those plans, and

•	review and provide, if appropriate, recommendations to the full Board regarding compensation and benefit policies, plans and programs.

In preparation for its compensation decisions at the beginning of each year, the committee assesses the individual performance of each executive officer for the prior year. The committee meets in executive session to conduct a performance review of the Chief Executive Officer based upon established objectives, his contribution to the Corporation’s performance and his leadership skills. It receives a performance evaluation of the other executive officers from the Chief Executive Officer.

Generally in the beginning of each year, the Compensation Committee considers salary decisions for executive officers for the coming year and bonus awards for executive officers for the prior year. In 2009, these decisions were postponed until mid-year due to budgetary considerations and the recessionary economy. In August, or at other times during the year, the Compensation Committee may also consider distribution of equity compensation awards. As part of this process, the Chief Executive Officer provides recommendations for salary, bonus awards and, where applicable, equity compensation for the other executive officers. The committee also sets performance goals for executive officers for the coming year. For a more complete discussion of the performance goals set for each named executive officer and other factors the Compensation Committee takes into account when determining executive compensation, please see the section titled “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement.

The Compensation Committee normally will not grant equity plan awards except during a period when trading is open (not blacked-out) in the Corporation’s common stock by our executive officers and directors under our Securities Trading Policy or the equity award schedule noted above. Under our current policies, that period begins on the fourth business day after quarterly earnings are released and ends thirty calendar days later. Only the committee, not management, determines the timing of equity plan awards.

The Compensation Committee has the authority to hire third party consultants for compensation matters and the authority to review and approve any third party consultants recommended or hired by management. For more information regarding the Compensation Committee’s use of consultants, see “Compensation Discussion and Analysis – Benchmarking Data and Use of Comparative Consultants” beginning on page 27 of this proxy statement.

The Bank’s Wealth Management Committee meets at least quarterly and has general supervision over the Bank’s Wealth Management Division and its investments. The committee held six (6) meetings during 2009. The Wealth Management Committee reviews and approves policies and procedures for the Wealth Management Division’s investment activities, approves certain discretionary distributions from trusts of which the Bank is trustee, reviews and confirms new accounts and helps determine the overall strategic direction for the division.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2009.

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)

Thomas L. Bennett	$26,006		$12,494	$19,780	$0	$0	$0	$58,280
Andrea F. Gilbert	26,006		12,494	19,780	0	0	0	58,280
Wendell F. Holland	26,006		12,494	19,780	0	0	0	58,280
Scott M. Jenkins(5)(6)	32,006		12,494	19,780	0	0	0	64,280
David E. Lees(5)(6)	29,506		12,494	19,780	0	0	0	61,780
Francis J. Leto	2,000	(4)	—	50,830	0	0	0	52,830
Britton H. Murdoch(7)	46,506		12,494	32,407	0	0	0	91,407
B. Loyall Taylor, Jr. (5)(6)	31,006		12,494	19,780	0	0	0	63,280

(1)

Frederick C. Peters II is the Corporation’s Chairman and Chief Executive Officer and is not included in this table as he is an employee of the Corporation and the Bank and thus receives no compensation for his service as a director.

(2)

The dollar amount represents 646 shares of common stock at the market price of $19.34 on May 1, 2009 for all of the directors for their annual retainer. We do not issue fractional shares. We paid the difference between the directors’ $12,500 annual retainer and the value of the awarded stock to the directors in cash.

(3)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2009, our directors had options for the following respective numbers of shares, of which options for the following respective numbers of shares were unvested:

Director	No. Shares	Unvested
Mr. Bennett	11,475	9,375
Ms. Gilbert	20,725	9,375
Mr. Holland	18,475	9,375
Mr. Jenkins	14,100	9,375
Mr. Lees	17,600	9,375
Mr. Leto	35,264	17,811
Mr. Murdoch	16,082	12,232
Mr. Taylor	30,475	9,375

(4)	Represents director fee paid to Mr. Leto for attending a Board of Directors meeting in January 2009 prior to becoming an employee of the Bank on January 20, 2009.
(5)	Each of these directors elected to defer their fees and stock awards through our Deferred Payment Plans for Directors.
(6)

Our directors may elect to defer their director’s fees under our Deferred Payment Plans for Directors. Among other options, a director may elect to earn a yield on the deferred compensation based on changes in the price of our common stock (including dividends). Making this election creates phantom stock. In addition, deferred fees which would otherwise be paid in the form of shares of our common stock will be automatically converted to phantom stock units under the plans for at least one year. A share of phantom stock is economically equivalent to one share of common stock, but the directors do not have the right to receive an actual share of stock or to vote the phantom stock unit. The following directors have the following phantom stock in the Deferred Payment Plans for Directors: Scott M. Jenkins, 7,805 share equivalents; David E. Lees, 5,764 share equivalents; B. Loyall Taylor, Jr., 59,071 share equivalents.
(7)	Includes the value of stock options and cash granted to Mr. Murdoch in 2009 that were compensation for his additional services as Lead Director in 2009.

Directors’ Fees

At its first meeting after each annual meeting, the Compensation Committee reviews the components of director compensation and makes recommendations to the full Board of Directors regarding any changes that the Compensation Committee believes should be made to director compensation. In May 2009, the Compensation Committee reviewed the components of director compensation and recommended, and the full Board approved, effective for the 2009-2010 Board cycle, no changes in director compensation.

We have agreed to pay, and our non-employee independent directors have agreed to accept payment of, their annual $12,500 retainer compensation in the form of our common stock, payable in April of each year at the market value of the stock on the day prior to the day of payment. Each non-employee director was paid an annual retainer of 646 shares of our common stock, at the market value of the stock on May 1, 2009. If all of the Corporation’s non-employee independent directors, including the directors elected at the Annual Meeting, continue this compensation arrangement for their 2010-2011 terms as directors, it is estimated, based on the $15.09 per share market price of the stock on December 31, 2009, that each director will receive 828 shares of our common stock and that the directors, as a group, will receive 5,796 shares of our common stock, as retainer compensation in April 2010.

In addition to the annual retainer, each non-employee director was paid a fee of $1,000 for attending each Board meeting, $1,000 for attending the organization meeting held after the annual meeting each year, and, to the extent applicable, $1,000 for attending each Executive Committee and Risk Management Committee meeting. A separate fee is not paid to directors for attending a Corporation Board meeting held on a Bank Board meeting day. From time to time, directors may be reimbursed for travel expenses associated with attendance at Board or committee meetings. A $7,500 fee was paid to the Audit Committee Chair in 2009 and a $2,500 fee was paid to the chair of each of the other committees. We paid the Lead Director additional fees of $20,000 in cash and grants of options for 2,857 of our shares in 2009.

All of the directors’ fees are paid by the Bank except for the fee for attending the organization meeting held after the annual meeting, which is paid by the Corporation.

Stock Options

Directors who are elected or appointed to the Board at or before our Annual Meeting may participate in our existing 2007 Long-Term Incentive Plan and the 2010 Long-Term Incentive Plan, if approved by the shareholders. Each non-employee director serving after our Annual Meeting may be granted options to purchase 3,500 shares of our common stock, or such greater or lesser number of such options as the Board of Directors, in its discretion, decides to grant. The option exercise price is set at the fair market value on the day before the day the option is granted.

Directors’ Deferred Payment Plans

Under our Deferred Payment Plan for Directors and an identical plan for the Bank’s directors (the “Director Plans”) a director may defer receipt of a portion or all of the fees paid for service as a director. The Director Plans are non-qualified plans and the Director Plans’ funds are held in a trust administered by the Bank’s Wealth Management Division. Under the Director Plans, a participating director may earn a yield on the deferred director’s fees based on the yield on one or more different investment funds. The investment options include fourteen outside independent mutual funds, a Bryn Mawr Trust brokerage account through which the director may freely select his or her own investments, and an investment in our common stock. A director may change his or her investment options quarterly, except that any fees deferred which would otherwise have been paid in the form of shares of our common stock must remain invested under the Director Plans in units of phantom stock for one year following the deferral date. All distributions from the deferred account must be in cash or shares of our common stock, as selected by the director. The director may choose to have the deferred account distributed to him or her on: (a) the date he or she ceases to serve as a director; (b) his or her 65th birthday; or (c) any date in the three year period after the director ceases to serve as a member of the Board. Payments to the director may be made in annual installments payable for up to ten years or in a single lump sum payment. Upon a director’s death prior to the distribution date, his or her beneficiary will be paid the balance in the director’s account in a single lump sum payment. The Board may amend or terminate the Director Plans, in whole or in part, without the consent of any director who has deferred compensation into the Director Plans, but an amendment may not adversely affect the amounts credited to a director’s account before the amendment. The right to receive future payments under the Director Plans is an unsecured claim against our general assets.

COMPENSATION DISCUSSION AND ANALYSIS

The first part of the Compensation Discussion and Analysis, entitled Compensation Actions for 2009, discusses the Compensation Committee’s compensation decisions for our named executives for 2009. This section also describes briefly how our executive compensation methods have operated effectively in the current economic climate. The second part, entitled Compensation Framework, discusses in greater detail our compensation philosophy and practices.

Compensation Actions for 2009

The Corporation’s compensation methods are intended to be balanced and reasonable, and to help attract and retain high quality talent. The Compensation Committee, together with Mr. Peters, evaluated and approved 2009 executive compensation in the context of the Corporation’s performance and the country’s recessionary economic conditions.

The Compensation Committee focuses largely on Chief Executive Officer compensation to assure that it reflects operating and stock performance and demonstrates awareness of investor sentiment. Together with Mr. Peters, the Compensation Committee also considers compensation of other executive officers to achieve the right balance of incentives to appropriately reward and retain executives and maximize their performance over the long-term.

Although the Corporation’s compensation methods are subject to adjustment as conditions change, the Compensation Committee strives to maintain consistency in its philosophy and approach. The Compensation Committee recognizes that value-creating performance by an executive or group does not necessarily translate immediately into appreciation of the Corporation’s stock price, however, the Compensation Committee intends to continue to reward management performance based on its belief that, over time, strong operating performance and earnings growth will be reflected through level or increased stock prices.

In 2009, a year of significant financial turbulence, the Corporation’s leadership delivered more than $10.3 million in net income, and compared very well to similarly situated banks. The Corporation made progress on several of its initiatives including:

• growing the Wealth Management Division’s assets under management from a low of $2.0 billion at the end of the first quarter of 2009 to $2.9 billion at year end, including strong performances by each of The Bryn Mawr Trust Company of Delaware and BMT Asset Management which collectively added approximately $500 million in new assets under management in 2009;

• expanding its footprint in Delaware County, Pennsylvania by entering into an Agreement and Plan of Merger pursuant to which, subject to certain conditions, the Corporation will acquire by merger First Keystone Financial, Inc. and its operating subsidiaries including First Keystone Bank, subject to various conditions including, without limitation, bank regulatory approvals;

• maintaining a high level of credit quality in the Bank’s loan and lease portfolio;

• opening a West Chester, Pennsylvania regional branch office in January 2009 which brought the Corporation’s wealth management and banking services into another affluent market with good growth potential and further diversified its asset base and client accounts; and

• completing major renovations to our Paoli branch office.

Determining Compensation For Named Executive Officers

The Compensation Committee uses judgment and discretion rather than relying solely on formulaic results, and generally takes into account the global and regional business and economic environment, the Corporation’s overall performance, budgetary considerations, each executive officer’s performance in relation to the goals set for him or her, various components of compensation received by each executive officer in prior periods, results of any comparative surveys performed with respect to executive compensation in the previous year, competitive factors within the industry, and retention of key executives. The Compensation Committee assigns no specific, predetermined weight to performance goals when determining executive compensation.

Each year, members of the Corporation’s executive management and Board of Directors develop objectives that they believe should be achieved for the Corporation’s continued success. Mr. Peters then reviews those objectives with the Compensation Committee for the purpose of establishing individual performance goals for himself. Mr. Peters also develops objectives that each named executive officer is expected to achieve, and which are used to assess his or her performance. These objectives are reviewed with the Compensation Committee at the beginning of each year. Mr. Peters leads the assessment of each named executive officer’s individual performance against the objectives, the Corporation’s overall performance and the performance of the division or function of the business for which the executive is responsible. Mr. Peters then makes an initial compensation recommendation to the Compensation Committee for each named executive officer. The named executive officers do not play a role in their compensation determination, other than discussing with Mr. Peters their individual performance against their predetermined objectives.

In light of the recessionary economy and budgetary considerations, the Compensation Committee decided not to make any salary increases at the beginning of 2009, and instead decided to defer salary determinations until mid-2009. In August 2009, the Compensation Committee decided to increase salaries for the named executive officers based on their 2008 performance together with the criterion listed in the preceding paragraph.

In early 2010, the Compensation Committee determined and directed the payment of 2009 bonuses for the Corporation’s executive officers. In making its 2009 bonus decisions, in addition to the factors taken into account each year (see “Compensation Discussion and Analysis – Compensation Elements We Use to Achieve Our Goal – Base Salary and Discretionary Bonus” on page 28 of this proxy statement), the Compensation Committee placed particular emphasis on the Corporation’s strong 2009 financial performance and overall achievements in an economy where many similarly situated companies in the United States in general, and in Southeastern Pennsylvania in particular, found it difficult to obtain positive results. The Compensation Committee also took into account the significant efforts of each of the named executive officers in the merger and acquisition activities of the Corporation in 2009 culminating in the signing of an Agreement and Plan of Merger with First Keystone Financial, Inc.

The Corporation also granted stock options to each named executive officer in 2009. Please see the section titled “Compensation Discussion and Analysis – Other Compensation Practices – Equity Grant Practices” on page 30 of this proxy statement for a more complete discussion of such grants.

Mr. Peters

In 2009, the Compensation Committee decided to increase Mr. Peters’ base salary, effective September 1, 2009, by $10,764 over his 2008 base salary, and to increase his bonus by $58,000 over his 2008 bonus. The Compensation Committee considered the factors described in “Compensation Discussion and Analysis – Determining Compensation For Named Executive Officers” on page 20 of this proxy statement including the individual performance goals described below.

With respect to Mr. Peters’ 2009 base salary, the Compensation Committee considered goals and performance related to growth of the Corporation’s mergers and acquisitions activity and the following financial objectives that were set in 2008:

Financial Objectives for 2008	2008 Goal	Actual 2008 Performance
Net Income (excluding real estate gain)	Increase 14.8%	Decrease 26.7%
Diluted Earnings Per Share	Not less than $1.68	$1.08 per share
Wealth Revenue	$14.655 million or greater	$13.842 million

With respect to Mr. Peters’ 2009 bonus, the Compensation Committee considered goals and performance related to growth of the Corporation’s mergers and acquisitions activity, achieving break-even status in the Corporation’s leasing subsidiary, and the following financial objectives that were set in 2009:

Financial Objectives for 2009	2009 Goal	Actual 2009 Performance
Net Income	Increase $1.8 million or 19.0%	Increased $1.1 million or 10.9%
Earnings Per Share	Increase 17.8% to $1.26 per share	Increased 9.3% to $1.18 per share
Wealth Revenue	Increase to $13 million	Increased to $14.2 million

Although Mr. Peters did not meet the financial goals established for him in 2008, the Compensation Committee believes that he performed well in an extraordinarily tough business environment. With his keen leadership and organizational skills, Mr. Peters led the Corporation through rapidly changing and deteriorating economic conditions that emerged after his 2008 goals were set. Despite the challenges faced by the Corporation, its mergers and acquisitions activity continued to grow and various strategic initiatives were achieved in 2008. With respect to the Corporation’s 2009 net income and earnings per share, while Mr. Peters did not meet his 2009 performance goals in these area, the Compensation Committee took into account the impact of various unanticipated expenses such as special FDIC assessment increases, merger expenses, and write-downs of non-performing loans when determining Mr. Peters’ 2009 bonus. Mr. Peters was successful in meeting his 2009 strategic and operational goals as the Corporation’s leasing subsidiary, which incurred losses throughout the year, was at break-even status by the end of 2009 and the Corporation had considerable mergers and acquisitions activity including the pending acquisition of First Keystone Financial, Inc. and its subsidiaries.

Mr. Smith

Mr. Smith has been the Corporation’s Treasurer and principal financial officer since 2005 and also serves as Executive Vice President, principal financial officer and Treasurer of the Bank. In 2009, the Compensation Committee decided to increase Mr. Smith’s base salary, effective September 1, 2009, by $6,390 over his 2008 base salary, and to increase his bonus by $26,500 over his 2008 bonus. The Compensation Committee considered the factors described in “Compensation Discussion and Analysis – Determining Compensation For Named Executive Officers” on page 20 of this proxy statement including the individual performance goals described below.

Mr. Smith’s goals included no specific financial objectives, but instead related to strategic and operational goals in connection with his role as leader of the Finance Division. Mr. Smith’s goals included:

• submitting all external regulatory and internal financial reporting requirements accurately and on time;

• continuing to improve and streamline financial and regulatory reporting processes;

• continuing to stay current on new accounting developments and managing the impact of recent accounting pronouncements;

• continuing to monitor capital levels and recommend appropriate adjustments as needed;

• identifying and implementing process change, revenue enhancements and cost reductions throughout the year;

• evaluating and appropriately adjusting finance, accounting organizational structure, systems, workflow and staffing requirements;

• assisting in the Corporation’s acquisition function, continuing to build-out, update and manage the asset/liability management system, including investment portfolio and overnight investments, through the Bank’s Asset Liability Committee and investment policies;

• continuing to evaluate, develop and implement non-traditional funding sources;

• retooling budgeting and forecasting process;

• updating liquidity contingency plans in accordance with new Federal guidelines; and

• bring investor relations functions in-house at the Corporation.

Mr. Smith was generally successful in achieving and exceeding the objectives set for him. Particular credits include negotiating favorable terms for raising capital and implementing debt structures that positively affected the Corporation’s capital ratios, implementing a dividend reinvestment and stock purchase plan with a request for waiver program, successfully filing an unallocated shelf registration statement on Form S-3 and a proxy statement and prospectus on Form S-4 relating to the pending merger with First Keystone Financial, Inc., developing contingency funding plan, developing and monitoring, liquidity and funding improvements, achieving significant growth in the Corporation’s investment portfolio with no other-than-temporary impairment (“OTTI”) charges, establishing an Investment Portfolio Management Committee for the Corporation, making key hires and accompanying other strategic initiatives in the finance department, expending significant effort on multiple projects in the mergers and acquisitions area, initiatives in new business development, properly evaluating the Finance Division, successfully managing the Bank’s Asset Liability Committee and finance department, maintaining good investor relations, and implementing accounting development programs. In addition to meeting his established goals, his leadership in the maintaining and strengthening the Corporation’s liquidity position and the Bank’s well capitalized status were critical in the extraordinarily difficult economic environments of 2008 and 2009.

Ms. Gers

Ms. Gers has been employed by the Bank since 1998 and is currently Executive Vice President responsible for the Community Banking Division, marketing, technology and information services and operations. In 2009, the Compensation Committee decided to increase Ms. Gers’ base salary, effective September 1, 2009, by $6,186 over her 2008 base salary, and to increase her bonus by $39,500 over her 2008 bonus. The Compensation Committee considered the factors described in “Compensation Discussion and Analysis – Determining Compensation For Named Executive Officers” on page 20 of this proxy statement including the individual performance goals described below.

Ms. Gers’ financial objectives consisted of the following:

Financial Objectives for Period Indicated*	Goal	Actual Performance
New Non-CD Accounts (2008)	Increase 10%	Increased 52%
New Core Accounts (2009)	Increase 6-8%	Increased 8%
Fees (2009)	Increase 8%	Increased 13%

*	Financial objectives for 2008 were considered in 2009 base salary determinations while financial objectives for 2009 were considered in 2009 bonus determinations.

Ms. Gers’ strategic and operational goals included maintaining competitive organic (non-wholesale) funding rates in the local marketplace, enhancing design of the Corporation’s website and electronic capabilities, continuing to develop and expand use of on-line applications for both consumer and business clients, launching and marketing a new small business banking package, introducing and testing new alternative funding ideas, managing branch marketing, managing divisional human resources and staffing matters, utilizing marketing budget discipline and expense management.

Ms. Gers led the Community Banking Division to a strong performance and strengthened the Bank’s marketing, technology and information services and operations functions. Particular credits include increased new account growth on both consumer and business accounts, developing on-line account capabilities and redesigning the Corporation’s website, increasing overall fees and decreasing waivers, developing new products for testing in the marketplace, maintaining competitive organic (non-wholesale) funding rates in the local marketplace, and successfully managing the Community Banking Division’s expenses.

Mr. Keefer

Mr. Keefer has been employed by the Bank since 1991 and is Executive Vice President and Chief Lending Officer, responsible for the Bank’s Credit Division. In 2009, the Compensation Committee decided to increase Mr. Keefer’s base salary, effective September 1, 2009, by $6,151 over his 2008 base salary, and to increase his bonus by $29,000 over his 2008 bonus. The Compensation Committee considered the factors described in “Compensation Discussion and Analysis – Determining Compensation For Named Executive Officers” on page 20 of this proxy statement including the individual performance goals described below.

Mr. Keefer’s financial objectives consisted of the following:

Financial Objectives for Period Indicated*	Goal	Actual Performance
Net Charge-Offs for “Traditional Bank” ** (2008)	Maintain below $1,250,000	$25,000
Net Charge-Offs for “Traditional Bank” ** (2009)	Maintain below 25 basis points of average assets or $2.2 million	27 basis points of average assets and $2.413 million
Average Loans (2009)	Increase 9%	Increased 4.75%

*	Financial objectives for 2008 were considered in 2009 base salary determinations while financial objectives for 2009 were considered in 2009 bonus determinations.
**	“Traditional Bank” excludes leasing portfolio activity.

Mr. Keefer’s strategic and operational goals included meeting income and expense budget for the Credit Division, meeting or exceeding the profit plans for the Credit Division and the Bank’s leasing subsidiary, managing and stabilizing the performance of the leasing subsidiary, resolving of a particular non-performing loan, executing mortgage group business plan and either achieving positive contribution by this group to earnings or developing alternative strategy, and successfully managing Credit Division staffing needs.

Mr. Keefer met all of the financial goals established for him in 2008. With respect to 2009, while Mr. Keefer did not meet the financial goals established with respect to average loans and net charge-offs, the increase of 4.75% in average loans represents a significant contribution achieved during a year of considerable economic turbulence, and net charge-offs were maintained at levels close to the goals set. With respect to Mr. Keefer’s strategic and operational efforts, he was successful in meeting his income and expense budget goals for the Credit Division, increasing average loan assets on a year over year basis, maintaining charge-off and delinquency amounts at acceptable levels, creating and implementing a plan to stabilize the Bank’s leasing subsidiary, developing and executing a plan with respect to a particular non-performing loan, and attracting and retaining high performance credit professionals. As Chief Lending Officer, Mr. Keefer was instrumental in making strategic decisions that maintained the quality of the Corporation’s loan and lease portfolio during the economic downturn.

Mr. Leto

Mr. Leto has been a member of the Corporation’s Board of Directors since 2002, and was the lead independent director of the Board from April 2007 until January 2009 when he was named Executive Vice President and acting head of the Corporation’s Wealth Management Division. Mr. Leto’s salary was $215,000 during the interim period of January 20, 2009 until he assumed the role of head of the Wealth Management Division in a permanent capacity. At that time, Mr. Leto and the Bank negotiated a salary increase to $240,000. Additionally, Mr. Leto’s 2009 bonus was pre-negotiated at $40,000 as part of his employment arrangement with the Bank, however, due to the strong performance of the wealth management division and Mr. Leto’s involvement therein together with the factors described in “Compensation Discussion and Analysis – Determining Compensation For Named Executive Officers” on page 20 of this proxy statement, the Compensation Committee decided to increase Mr. Leto’s 2009 bonus by $20,000 over the pre-negotiated amount. The performance goals set for Mr. Leto in 2009 included, with respect to the Wealth Management Division, achieving budgeted expense levels, developing a retention plan, strengthening the “sales culture” and improving the investment management process.

The financial objectives the Compensation Committee considered in determining Mr. Leto’s 2009 bonus consisted of the following:

Financial Objectives for 2009	2009 Goal	Actual 2009 Performance
Assets Under Management and Administration	Increase 12.7%	Increased 18%
Wealth Management Division Revenue	Increase 9.7%	Increased over 16%

Mr. Leto was successful in achieving all of his performance goals in 2009. Budgeted expense levels for the Wealth Management Division were met in 2009, a retention plan was established for the Division in February 2009, staff throughout the division exhibited an increased focus on sales, and the Corporation’s investment management process was converted to a true open architecture process. A significant portion of the Corporation’s net income for 2009 is attributable to the strong performance of the Wealth Management Division under Mr. Leto’s leadership.

Compensation Framework

Our Goal

The goal of our executive compensation methodology is to retain and reward leaders who create long-term value for our shareowners. This goal affects the compensation elements we use and our compensation decisions. Our compensation methods reward sustained financial and operating performance and leadership excellence, align the executives’ long-term interests with those of our shareowners and motivate executives to remain with the Corporation for long and productive careers built on expertise.

The following is a summary of key considerations affecting the Compensation Committee’s determination of compensation for the named executives. We describe in the section entitled “Compensation Actions for 2009” (beginning at page [14] of this proxy statement) additional considerations that the Compensation Committee evaluated in establishing 2009 compensation in the context of the Corporation’s performance, and the current global economic recession.

Emphasis on Consistent and Relative Performance

Our compensation methods provide superior pay opportunity for executives who demonstrate superior performance for sustained periods of time. The amount of compensation paid to each named executive officer reflects the fact that he or she has consistently contributed, and is expected to continue to contribute, to the Corporation’s success. In evaluating consistent performance, we also weigh heavily relative performance of each executive in his or her division.

Our emphasis on consistent performance affects our discretionary annual cash bonus and equity incentive compensation, which are determined with the prior year’s award or grant serving as an initial basis for consideration. After an assessment of a named executive’s past performance, and expected future contribution to the Corporation’s results, as well as the performance of any business or function he or she leads, the Compensation Committee uses its judgment in determining the amount of bonus or equity award and the resulting percentage change from the prior year. We incorporate current-year, past and expected performance into our salary decisions, and percentage increases or decreases in the amount of annual salary therefore tends to be more gradual than in a framework that is focused solely on current-year performance.

Emphasis on Long-Term Incentives

The Compensation Committee strives to provide an appropriate mix of different compensation elements, including finding a balance among current versus long-term compensation and cash versus equity incentive compensation. Cash payments primarily reward more recent performance, and equity awards encourage our named executives to continue to deliver results over a longer period of time and serve as a retention tool. The Compensation Committee believes that a portion of the named executive officers’ compensation should be tied to the Corporation’s operating and stock price performance over the long-term, and currently satisfies this portion with the grant of annual equity awards in the form of stock options. For annual equity awards, the Compensation Committee primarily considers a named executive’s potential for future successful performance and leadership as part of the executive management team, taking into account past performance as a key indicator.

Discretion and Judgment

The Compensation Committee does not use formulas in determining the amount and mix of compensation granted to named executive officers. Thus, the Compensation Committee evaluates a broad range of both quantitative and qualitative factors, including reliability in delivering financial and growth targets, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth and the ability to lead others. The evaluation of a named executive’s performance against his or her performance objectives plays a significant role in awarding the discretionary annual cash bonus and also contributes to a determination of overall compensation.

Significance of Company and Divisional Results

The Compensation Committee primarily evaluates the named executives’ contributions to their individual business divisions or functions and their impact on the Corporation’s overall performance. The Compensation Committee believes that the named executives share the responsibility to support the goals and performance of the Corporation, as key members of the Corporation’s leadership team. While this compensation philosophy influences all of the Compensation Committee’s compensation decisions, it has the biggest impact on annual equity incentive awards.

Consideration of Risk

Our compensation methods are discretionary and balance short and long-term goals for the named executive officers and the Corporation. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. The Compensation Committee strives to provide strong incentives to manage the Corporation for the long-

term, while avoiding excessive risk taking in the short term. Goals and objectives reflect a fair mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments, equity awards and optional deferred bonus plans. With limited exceptions, the Compensation Committee retains a large amount of discretion to adjust compensation for quality of performance and adherence to company values. As a matter of best practice, beginning in 2010, the Compensation Committee will annually review the relationship between our risk management practices and the incentive compensation we provide to our named executives to confirm that our incentive compensation does not encourage unnecessary and excessive risks. The Compensation Committee will also review the relationship between risk management practices, corporate strategy and senior executive compensation.

Benchmarking Data and Use of Compensation Consultants

The Corporation does not benchmark the compensation of its named executive officers to a certain percentage or range of compensation within its peer group. Instead, as noted under the heading “Compensation Discussion and Analysis – Determining Compensation For Named Executive Officers” on page 20 of this proxy statement, the Compensation Committee reviews the results of any comparative surveys performed with respect to executive compensation as one of many factors it uses to determine executive compensation. The Compensation Committee hired SMART Business Advisory and Consulting, LLC (the “Smart firm”) in 2008 to prepare an executive compensation analysis covering the top ten executive positions in the Corporation and Bank, and a director compensation comparative study. The study was limited to assessing whether the compensation of these officers was “competitive.” The Smart firm was retained by the Compensation Committee after a determination was made that it was independent. The Smart study developed a list of peer companies from a group of companies similar in size and industry to the Corporation. All are in the regional banking industry and have similar primary or secondary North American Industry Classification System codes to the Corporation’s. The list of peer companies in the Smart report that the Corporation reviewed with respect to compensation decisions for 2009 is set forth below.

• Chemung Financial Corporation

• First Chester County Corporation

• Peapack-Gladstone Financial Corporation

• Canandaigua National Corporation

• First United Corporation

• S.Y. Bancorp, Inc.

• Univest Corporation of Pennsylvania

• Tompkins Financial Corporation

• Washington Trust Bancorp, Inc.

The Compensation Committee used information about the peer companies from the Smart report as a point of reference for measurement, but not as the determinative factor in setting the compensation of the Corporation’s named executive officers. The Corporation did not use compensation data of its peer group to “target” a specific peer group compensation level for any given executive. Rather, the

Compensation Committee used its understanding of peer group compensation as one of many factors in its decision-making. The Compensation Committee has discretion in determining the nature and extent of its use of comparative compensation information.

Compensation Elements We Use to Achieve Our Goal

The following summarizes the compensation elements we use as tools to reward, align and retain our named executives.

Base Salary and Discretionary Bonus

Base salaries for our named executives depend on the scope of their responsibilities, their leadership and management skills, their performance and length of service. Base salaries are intended to be internally fair among executive officers at the same level of responsibility. Decisions regarding salary increases are affected by the named executive’s current salary and the amounts paid to their peers within and outside the Corporation. Base salaries are reviewed at the beginning of each year. For each named executive officer other than the Chief Executive Officer, we pay discretionary cash bonuses in the first quarter of each year for the prior year’s performance based upon the evaluation by the Compensation Committee and the Chief Executive Officer of the executive’s performance against stated goals and objectives, as discussed previously. In the case of the Chief Executive Officer, his bonus is also paid in the first quarter of each year for the prior year’s performance based on the Compensation Committee’s evaluation.

The Corporation uses its bonus pool to compensate individual officers for superior performance and effort, and to provide officers with incentive to meet the financial plans of the Corporation and work together across business lines for the overall benefit of the Corporation and its shareholders. When determining bonuses in a given year, the Compensation Committee takes into account (a) the Corporation’s profitability against the budget, (b) the Corporation’s overall performance against the banking industry in general and various peer Companies (for discussion of the peer analysis, see “Compensation Discussion and Analysis – Compensation Framework – Benchmarking Data and Use of Compensation Consultants” on page 27 of this proxy statement), (c) the overall hard work and dedication of the Corporation’s officers during the year, and (d) any particular special or unusual circumstances then-existing such as unusual loan or fraud loss, economic environment, interest rates and their effect on net interest margin, non-budgeted expenses, or unexpected income.

Long-Term Equity, Incentive and Deferred Bonus Plans

The Corporation’s long-term incentive compensation is designed to drive long-term Company performance, align the interests of executives with those of the shareholders and retain executives through long-term vesting and potential wealth accumulation. The Compensation Committee reviews long-term incentive compensation strategy and vehicles annually. The Corporation’s current long-term incentive plans applicable to named executive officers are the 2004 Stock Option Plan (“2004 Plan”) and 2007 Long-Term Incentive Plan, which allow the Compensation Committee flexibility to issue stock options, stock grants, performance units, performance shares, restricted stock and restricted stock units. The Corporation also intends to adopt a 2010 Long-Term Incentive Plan at the Annual Meeting. Please See “Proposal 3 – To Approve the Adoption of the Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan” beginning on page 51 of this proxy statement for additional information.

The Compensation Committee believes in the importance of equity compensation for all executive officers, for purposes of incentive and retention, and alignment of interests with shareholders. In 2009,

as in prior years, long-term performance-based compensation of executive officers included stock option awards as disclosed in the 2009 Grants of Plan-Based Awards table on page 36 of this proxy statement. The Compensation Committee continues to believe that equity awards are an appropriate equity vehicle for a portion of long-term incentive compensation for the Corporation’s executives because stock options align their interests with the interests of shareholders by having value only if the stock price increases over time.

When determining the amount of equity granted to executive officers, the Compensation Committee takes into consideration share usage, dilution and shares available under the equity plan as well as the named executive officer’s potential for future successful performance and leadership as part of the executive management team, taking into account past performance as a key indicator.

The Bank maintains a variety of company-wide and division-specific incentive and referral plans in which various employees are eligible to participate. The incentive plans are designed to provide incentives to increase the business and profitability of the Bank. The named executive officers were eligible in 2009 to participate in a number of these Bank-wide plans; Messrs. Keefer and Smith received grants under the Wealth Management Division Sales Incentive Plan in 2009, and Mr. Keefer received grants under the Share the Client Plan in 2009.

To attract and retain qualified executive officers, we also offer our executive officers and other employees who earn in excess of $100,000 annually a Deferred Bonus Plan for Executives which allows payment of any bonus received to be deferred.

The Compensation Committee does not believe that any of the current incentive plans pose an excessive risk to the Corporation’s short or long-term financial stability. Controls are in place at the management level, and overseen by the Compensation Committee, to annually evaluate and revise incentive plans as necessary. The Compensation Committee believes that these controls effectively mitigate risks that may arise under incentive plans.

Retirement Benefits and Pension Plans

The Corporation provides retirement benefits to the named executive officers under the same 401(k) Plan (“401(k) Plan”) and supplemental employee retirement plan (the “First Supplemental Plan”) in which the other executives and employees participate. Messrs. Peters, Keefer, Smith and Ms. Gers also participate in our defined benefit pension plan (the “Pension Plan”), and our First Supplemental Plan, each of which was frozen effective March 31, 2008. None of the participating employees in the Pension Plan are credited with service or compensation received after March 31, 2008 in calculating their retirement benefits under the plan. All of the named executive officers, except Mr. Leto, participate in a second supplemental employee retirement plan (the “Second Supplemental Plan” and together with the First Supplemental Plan, the “Supplemental Plans”). The combined benefits under the Corporation’s two supplemental employee retirement plans are intended to restore the level of retirement benefits that would be provided under our Pension Plan but for its freeze and limitations in the Internal Revenue Code of 1986, as amended (the “Code”). See the sections entitled “401(k) Plan,” “Pension Plan,” and “Supplemental Employee Retirement Plans” beginning at page 38 of this proxy statement for more information.

Change in Control and Severance Arrangements

In order to recruit qualified employees, the Corporation provides severance benefits to our executive officers and other employees if their positions are eliminated or if they are terminated involuntarily without cause. To protect the Corporation from potential liability arising from termination of employment, a terminated employee must execute a release of all claims against the Corporation in order to receive severance benefits.

We also have change in control agreements with each of our named executive officers which are designed to be competitive with the market and the Compensation Committee believes that the amount of the benefits is appropriate. The agreements provide for a cash payment of three times the executive’s base salary at the time of a change in control. The agreements also provide for an additional cash payment equal to the difference between the price of our common stock on the date of the change in control and the exercise price of all options held by the executive officer. Upon a change in control, an executive officer is entitled to his or her discretionary bonus, a credit to his or her Supplemental Plan benefit equivalent to three years of additional credited service, and other benefits.

Perquisites and Other Compensation

It is our general policy not to provide perquisites to executive officers. However, in isolated cases, and where appropriate to achieve our corporate goals, we may agree to give limited perquisites to specific executive officers. Examples of such perquisites could include the payment or reimbursement of moving expenses where required in connection with employment, and financial assistance toward expenses in joining a private club to be used to entertain clients or prospective clients.

In order to attract and retain executive talent, we provide term life, health, disability and dental insurance to our named executive officers on terms similar to those we provide other employees generally, except with respect to payments upon change in control, death or disability. See “Potential Payments Upon Termination Or Change In Control” beginning on page 41 of this proxy statement.

Other Compensation Practices

Role of the Compensation Committee and Executives in Establishing and Implementing Compensation Goals

As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation methods for the Chief Executive Officer and the other named executives. The Chief Executive Officer assists the Compensation Committee and participates in its deliberations about compensation matters, such as past compensation, compensation practices and guidelines, company performance, current industry compensation practices and competitive market information. Information setting forth the total annual compensation of each named executive, and potential retirement benefits accruing to each, is assembled for the Compensation Committee at the beginning of each year.

Equity Grant Practices

The exercise price of each stock option awarded under our long-term incentive plan is the closing price of our stock on the day before the date of grant, which is the date of the Compensation Committee meeting at which equity awards for the named executives are determined. Board and committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Corporation. We prohibit the repricing of stock options.

In August 2009, the Compensation Committee decided to increase the number of stock options granted to Mr. Peters to 23,000 and to each other named executive officer to 11,500. This was an increase over the number of options granted to Mr. Peters and the other named executive officers in 2008. In deciding on this increase, the Compensation Committee took into account the fact that the expense associated with such options over the five year vesting period would be lower than the related expense with regard to the options granted in 2008, even though fewer options were granted in 2008. This is because the estimated per share fair value in 2009 for each option was lower in 2009 than it was in 2008.

Tax Deductibility of Compensation

Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its chief executive officer or any of its three other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners). For 2009, the Corporation’s grants of stock options, and the payments of discretionary annual cash bonuses were designed to satisfy the requirements for deductible compensation. Generally, the Compensation Committee intends to structure our compensation methods, where feasible, to minimize or eliminate the impact of limitations or penalties such as those in Section 162(m). The Compensation Committee did not otherwise consider accounting or tax treatments of particular forms of compensation in making compensation decisions in 2009.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Corporation or any of its subsidiaries during the year 2009. None of the members of the Compensation Committee was a former officer of the Corporation or any of its subsidiaries or had any other interlocking relationships as defined by the SEC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted:

Andrea F. Gilbert, Chair

Wendell F. Holland

David E. Lees

B. Loyall Taylor, Jr.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for each of the years ended December 31, 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(3)	All Other Compensation ($)(4)		Total ($)
Frederick C. Peters II,	2009	363,315	100,000		0	101,660	0	116,708	32,416		714,099
Principal Executive Officer	2008	359,582	42,000			94,860		97,301	32,380		626,123
	2007	346,083	69,000			88,200		88,750	6,750		598,783

J. Duncan Smith,	2009	205,058	53,000		0	50,830	0	15,500	24,865		349,253
Principal Financial Officer	2008	202,951	26,500			47,430		16,194	21,882		314,957
	2007	195,615	21,500			44,100		26,608	5,868		293,691

Alison E. Gers,	2009	208,343	60,000		0	50,830	0	36,802	24,892		380,867
Executive Vice President of the Bank	2008	206,202	20,500			47,430		23,154	22,743		320,029
	2007	198,557	21,800			44,100		31,702	5,957		302,116

Joseph G. Keefer,	2009	207,150	49,000		0	50,830	0	28,304	26,870		362,154
Executive Vice President of the Bank	2008	205,021	20,000	(5)		47,430		50,802	25,850	(6)	349,103
	2007	197,610	40,500	(5)		44,100		39,045	4,505		325,760

Francis J. Leto,	2009	205,442	60,000		0	50,830	0	—	19,847	(7)	336,119
Executive Vice President of the Bank	2008	—	—			27,741		—
	2007	—	—			17,150		—

(1)

Bonuses were awarded to the named executive officers during the first quarter of 2010. Mr. Leto’s bonus includes $40,000 that the Corporation agreed to pay him in accordance with the terms of his employment.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009 in accordance with FASB ASC Topic 718.
(3)	The amounts shown in this column are the changes in the pension value for each of the named executive officers.
(4)

The amount shown in this column for the named executive officers includes our matching and discretionary contributions under our 401(k) Plan, our contributions to life, health, dental and disability insurance benefits and flex benefits. See the section titled “401(k) Plan” beginning at page 38 below for additional information.

(5)	Includes cash bonus, plus compensation under our Commercial and Real Estate Lending Incentive Plan.
(6)	In addition to the benefits described in footnote 4 above, this number also includes a payment in the amount of $2,316 as a result of the termination of our post-employment medical benefit program.
(7)	Includes $4,940 legal fees paid to Stradley Ronon Stevens & Young, LLP on behalf of Mr. Leto in connection with the negotiation of his employment arrangement with the Bank.

Executive Employment Agreement

We entered into an employment agreement with Frederick C. Peters II dated January 11, 2001, (with employment commencing on January 22, 2001) to serve as our President and Chief Executive Officer. The initial term of the employment agreement was three years. If the agreement is not terminated, the employment agreement renews on a rolling two-year basis, so that at all times prior to Mr. Peters attaining age sixty-three, the term of the employment agreement will be two full years. The employment agreement provides for a minimum annual base salary of $225,000. Under his employment agreement, Mr. Peters is also entitled to participate in all of our employee benefit plans and arrangements made generally available to our executives and key management employees.

The employment agreement may be terminated by us upon the disability of Mr. Peters or for cause as defined in the employment agreement. Mr. Peters may voluntarily terminate his employment at any time by giving not less than thirty days prior written notice to us. If we terminate his employment due to his disability, we must continue to pay him his full salary for a period equal to the applicable “elimination period” under any group long-term disability insurance provided by us (currently 180 days), or, if we cease to provide group long-term disability insurance, we must pay him his full salary through the last day of the month after he receives a notice of termination in accordance with the agreement. If we terminate his employment for reasons other than his disability and other than for cause, Mr. Peters is entitled to receive his full salary, including incentive compensation, through the date of termination and we must pay Mr. Peters an additional amount equal to his annual salary in effect on the date of the termination in bi-weekly installments for two years or until his sixty-fifth birthday, whichever occurs first. If Mr. Peters terminates his employment, he is entitled to receive his full salary through the date of termination.

The employment agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Peters agrees not to disclose any confidential information, not to solicit our employees or our clients, and agrees not to compete with us, subject to certain conditions in the employment agreement, for a period of two years following his termination of employment within a 100 mile radius of Bryn Mawr, PA.

No other named executive officers have employment agreements with the Corporation or the Bank.

Company and Division Incentive Plans

We have incentive plans, open to participation among our officers or employees generally, in which one or more of our named executive officers are eligible to participate and earn additional referral or incentive compensation:

Wealth Management Division Sales Incentive Plan. Any employee is eligible to participate in this plan. Participants received referral fees quarterly on new immediate fee business and future fee business of our Wealth Management Division if they are employed by us when the compensation is to be paid. Messrs. Keefer and Smith received compensation under this plan in 2009.

Share the Client Plan. This is an internal Bank-wide cross-selling program. It rewards a group or individual for their contribution to the success of other business units. Mr. Keefer received compensation under this plan in 2009.

Commercial and Real Estate Lending Incentive Plan. Employees in our Commercial and Real Estate Lending Division are eligible to participate in this plan. This plan is based on growth in average earning assets and loan fees in our Commercial and Real Estate Lending Division. The incentive plan is tied to the annual business plan in that there is a plan floor below which no incentive would fund.

There is no ceiling. The size of the incentive pool is based on the achievement of the group and not the achievement of any one individual. However, individual performance is the determining factor when allocating the pool to employees of the division. No named executive officer received compensation under this plan in 2009, however, Mr. Keefer did receive compensation under this plan in 2008 and 2007.

EQUITY BASED COMPENSATION

2001, 2004 and 2007 Equity Compensation Plans

Under the Bryn Mawr Bank Corporation 2001 Stock Option Plan (“2001 Plan”) Plan and the Bryn Mawr Bank Corporation 2004 Plan, the Compensation Committee is authorized to grant stock options to our key employees, including our executive officers and our non-employee directors. The Compensation Committee may grant either incentive stock options or non-qualified stock options. The options are granted in consideration for the services provided to us by the employees and directors. The Compensation Committee determines when an option is exercisable in whole or in part. The maximum term of an option is ten years from the date the option is granted. The exercise price is the fair market value of a share of our stock. The fair market value is the last sales price as reported by the Nasdaq Global Market on the day preceding the day of the grant. The day preceding the date of the grant is used for determining the exercise price because the Compensation Committee normally meets early in the morning before the stock market opens. Payment for an option may be made in cash or by the delivery of shares of our common stock with a fair market value as of the exercise date equal to the exercise price of the option being exercised.

Under our 2004 Plan, in the event of a change in control, as defined therein, all options granted will immediately vest and become exercisable. This provision was included in our 2004 Plan to be consistent with our prior plans and to be competitive in the marketplace.

In January 2010, the Compensation Committee amended the 2001 and 2004 Plans to extend the period for exercising options in the event of death, disability or retirement to five years from the date of such event.

In April 2007, our shareholders approved the 2007 Long-Term Incentive Plan which broadened the types of awards available to stock options, stock grants, performance units, performance shares, restricted stock and restricted stock units.

Under our 2007 Long-Term Incentive Plan, options become immediately exercisable in full if any of the following happen within two (2) years after a change in control:

•	the participant’s employment is terminated without cause;

•	the participant terminates employment with good reason; or

•

the participant’s employment terminates under circumstances that entitle the participant to benefit under the participant’s change in control agreement (more fully described in the section entitled “Potential Payments Upon Termination or Change In Control – Payments Upon Change In Control” on page 41 of this proxy statement).

Under the 2007 Long-Term Incentive Plan, outstanding stock options or stock appreciation rights also become immediately exercisable in full:

•	if we are the surviving entity in a merger and do not make any adjustments necessary to preserve the value of participants’ outstanding stock options or stock appreciation rights; or

•	if we are not the survivor and the surviving entity does not assume the obligations under the 2007 Long-Term Incentive Plan.

The Compensation Committee may, in its sole discretion, determine that, upon a change in control, a cash payment may be made for any outstanding stock options or stock appreciation rights granted under this plan. The amount payable would be equal to the excess of the fair market value of a share of common stock prior to the change in control over the exercise price of the stock option or stock appreciation right. If a cash payment is made, each related stock option or stock appreciation right would terminate and the participant would have no further rights except the right to receive the cash payment.

As of December 31, 2009, there was an aggregate maximum of 38,489 shares of common stock available for the grant of options under the 2001 and 2004 Plans and the 2007 Long-Term Incentive Plan.

At the Annual Meeting, the Corporation is seeking shareholder approval to adopt a new 2010 Long-Term Incentive Plan. See “Proposal 3 – To Approve the Adoption of the Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan” beginning at page 51 of this proxy statement for more information and a summary of the proposed plan.

Grants of Plan-Based Awards Table

The Compensation Committee awarded grants in 2009 as set forth in the table below:

Name and Principal Position	Grant Date	All Other Option Awards- Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Frederick C. Peters II,
Principal Executive Officer	8/21/09	23,000	$18.27	$4.42

J. Duncan Smith,
Principal Financial Officer	8/21/09	11,500	18.27	4.42

Alison E. Gers,
Executive Vice President of the Bank	8/21/09	11,500	18.27	4.42

Joseph G. Keefer,
Executive Vice President of the Bank	8/21/09	11,500	18.27	4.42

Francis J. Leto,
Executive Vice President of the Bank	8/21/09	11,500	18.27	4.42

Each option granted in August 2009 has an exercise price of $18.27 per share, the last sales price reported by the NASDAQ Global Market on August 20, 2009. Each of those options vests at the rate of 20% per year beginning August 21, 2010. Each of those options expires on August 21, 2019 if it is not exercised, forfeited or terminated.

Outstanding Equity Awards Table

The following table summarizes the outstanding equity compensation awards of the named executive officers at December 31, 2009. The stock awards columns of the table are not included here because we have not granted any stock awards.

	Option Awards
Name & Principal Position	Number of Securities Underlying Unexercised Options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable		Unexercisable
Frederick C. Peters II, Principal Executive Officer	30,000				0	12.45	4/17/2011
	20,000				0	16.25	4/16/2012
	20,000				0	18.46	4/15/2013
	4,000				0	17.85	5/16/2013
	24,000				0	20.47	4/23/2014
	30,000				0	18.91	5/12/2005
	24,000				0	21.21	12/12/2015
	7,200	(1)	10,800	(2)	0	22.00	8/29/2017
	3,600	(3)	14,400	(3)	0	24.27	8/18/2018
	—		23,000	(11)	0	18.27	8/21/2019

	162,800		48,200

J. Duncan Smith, Principal Financial Officer	15,000				0	$18.91	5/12/2015
	12,000				0	$21.21	12/12/2015
	3,600	(4)	5,400	(4)	0	$22.00	8/29/2017
	1,800	(5)	7,200	(5)	0	$24.27	8/18/2018
	—		11,500	(10)	0	$18.27	8/21/2019

	32,400		24,100

Alison E. Gers, Executive Vice President of the Bank	8,000				0	$15.15	6/21/2011
	8,000				0	$18.32	5/17/2012
	9,000				0	$17.85	5/16/2013
	10,000				0	$20.47	4/23/2014
	15,000				0	$18.91	5/12/2015
	12,000				0	$21.21	12/12/2015
	3,600	(4)	5,400	(4)	0	$22.00	8/29/2017
	1,800	(5)	7,200	(5)	0	$24.27	8/18/2018
	—		11,500	(10)	0	$18.27	8/21/2019

	67,400		24,100

Joseph G. Keefer, Executive Vice President of the Bank	2,000				0	$10.50	5/19/2010
	5,000				0	$15.15	6/21/2011
	6,000				0	$18.32	5/17/2012
	9,000				0	$17.85	5/16/2013
	10,000				0	$20.47	4/23/2014
	15,000				0	$18.91	5/12/2015
	12,000				0	$21.21	12/12/2015
	3,600	(4)	5,400	(4)	0	$22.00	8/29/2017
	1,800	(5)	7,200	(5)	0	$24.27	8/18/2018
	—		11,500	(10)	0	$18.27	8/21/2019

	64,400		24,100

Francis J. Leto, Executive Vice President of the Bank	2,000				0	$16.25	4/16/2012
	2,000				0	$18.46	4/15/2013
	1,000				0	$17.85	5/16/2013
	3,000				0	$20.47	4/23/2014
	3,500				0	$18.91	5/12/2015
	3,500				0	$21.21	12/12/2015
	1,400	(6)	2,100	(7)	0	$22.00	8/29/2017
	1,053	(8)	4,211	(9)	0	$24.27	8/18/2018
	—		11,500	(10)	0	$18.27	8/21/2019

	17,453		17,811

(1)	3,600 vested on August 29 of each of 2008 and 2009.
(2)	3,600 will vest annually on August 29 of each of 2010, 2011 and 2012.
(3)	3,600 vested on August 18, 2009 and will vest annually on August 18 of each of 2010, 2011, 2012 and 2013.
(4)	1,800 vested on August 29, 2009 and will vest annually on August 29 of each of 2010, 2011 and 2012.
(5)	1,800 vested on August 18, 2009 and will vest annually on August 18 of each of 2010, 2011, 2012 and 2013.
(6)	700 vested on August 29, 2009.
(7)	700 will vest annually on August 29 of each of 2010, 2011 and 2012.
(8)	1,053 vested on August 18, 2009.
(9)	1,053 will vest annually on August 18 of each of 2010, 2011, 2012 and 2013.
(10)	2,300 will vest annually on August 21 of each of 2010, 2011, 2012, 2013 and 2014.
(11)	4,600 will vest annually on August 21 of each of 2010, 2011, 2012, 2013 and 2014.

Option Exercises and Stock Vested

No stock options were exercised and no restricted stock, stock appreciation rights or other equity-based awards were granted to any named executive officers, and none vested, in 2009. See the Outstanding Equity Awards Table above with regard to stock options which vested in 2009.

RETIREMENT BENEFITS

Pension Benefits Table

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of credited service to each named executive officer under our Pension Plan and Supplemental Plans determined using interest and mortality rate assumptions consistent with those used in our financial statements.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Frederick C. Peters II, Principal Executive Officer	Pension Plan	7.25	$199,687	$0
	Supplement Plan I	7.25	159,330	0
	Supplemental Plan II	9	150,024	0

J. Duncan Smith, Principal Financial Officer	Pension Plan	3.25	54,005	0
	Supplement Plan I	3.25	3,277	0
	Supplemental Plan II	5	10,656	0

Alison E. Gers, Executive Vice President of the Bank	Pension Plan	10.25	165,524	0
	Supplement Plan I	10.25	7,111	0
	Supplemental Plan II	12	33,893	0

Joseph G. Keefer, Executive Vice President of the Bank	Pension Plan	17.25	265,277	0
	Supplement Plan I	17.25	63,161	0
	Supplemental Plan II	19	2,007	0

Francis J. Leto, Executive Vice President of the Bank	Pension Plan	0	0	0
	Supplement Plan I	0	0	0
	Supplemental Plan II	0	0	0

401(k) Plan

An employee becomes eligible to participate in the 401(k) Plan on January 1, April 1, July 1 or October 1 following six months with at least 500 hours of service. A participant may elect to have his/her compensation reduced and contribute the amount of the reduction on his/her behalf to the 401(k) Plan in an amount from 1% to 16% of his/her compensation subject to applicable yearly dollar limitations (catch up contributions are also permitted). The 16% compensation limit was removed effective January 1, 2010. Quarterly, we make a dollar-for-dollar matching contribution of up to 3% of each participant’s base compensation. In any 401(k) Plan year we may make contributions to the participants’ discretionary accounts in the 401(k) Plan from our net profits. Employees may invest their account balances in up to fifteen outside independent mutual funds, and an investment in our common stock.

As of December 31, 2009, the 401(k) Plan’s related trust held 137,604 shares of our common stock for the benefit of 164 participants. Each participant may elect to receive payment in cash or our common stock.

On February 12, 2008, the Board authorized amendments to the plan to permit the Corporation, in its discretion, to make a special class of quarterly, immediately vested, nonforfeitable, non-matching contributions as a uniform percentage of each plan participant’s Plan Compensation (as defined in the plan). These are called special contributions and management is permitted, in its discretion, to determine the amount of special contributions, if any, from time to time, up to 3% of employees’ gross compensation. A special contribution of 3% was made to the 401(k) plan for each named executive officer on a quarterly basis throughout 2009.

Pension Plan

Certain of our employees have participated in our Pension Plan, which is a defined benefit, qualified, non-contributory pension plan. The Pension Plan was frozen effective March 31, 2008. No new employees have been eligible to participate in the Pension Plan since March 31, 2008, and compensation paid to and service completed by all Pension Plan participants after March 31, 2008 is disregarded in computing accrued benefits under the plan. Benefits under the Pension Plan are paid from a trust and the Bank is the trustee. At retirement, benefits under the Pension Plan are paid monthly. The Pension Plan does not provide for any lump sum payment of benefits unless the present value of accumulated benefits is less than $5,000. The Pension Plan remains adequately funded and no contribution was required for 2009 based on ERISA funding requirements. The net periodic pension cost is computed on the basis of accepted actuarial methods, which include the current year service cost, and reported in accordance with Generally Accepted Accounting Principles.

Benefits paid by the Pension Plan are based on the participant’s highest average consecutive five-year annual compensation during the ten year period ending on March 31, 2008 (the date the Pension Plan was frozen). Annual compensation is the basic rate of salary paid to a participant, including bonus, overtime and commissions. The normal retirement age is 65. A participant may elect early retirement at age 55 with fifteen years of service. Under the Pension Plan, the normal retirement benefit at age 65 is equal to the sum of the participant’s past service benefit and future service benefit under the Pension Plan. The future service benefit is 1.3% of average annual compensation times years of benefit service, beginning with 1989 (with no maximum number of years), plus 0.5% of average annual compensation in excess of covered compensation times years of benefit service beginning with 1989 (with a maximum of thirty-five such years minus years of benefit service before 1989). Under the Pension Plan, covered compensation is the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each calendar year in the thirty-five year period ending with the calendar year in which a participant reaches his social security retirement age.

If the participant retires between the ages of 55 and 62, the amount of the benefits is reduced on a sliding scale. For retirement at age 55, the participant is entitled to 62.3% of the accrued benefits. If a participant retires at age 62 the participant is entitled to 100% of the accrued benefit. Credited years of service under the Pension Plan cannot exceed the participant’s actual years of service.

Supplemental Employee Retirement Plans

We maintain two non-qualified, defined benefit pension plans designed to supplement the benefits earned by certain participants under our qualified Pension Plan. These two plans are our Supplemental Employee Retirement Plan and our Supplemental Employee Retirement Plan for Select Executives.

First Supplemental Plan. In January 1989, we adopted the First Supplemental Plan which we most recently amended effective January 1, 2009. Federal law places certain limitations on the amount of compensation which can be taken into account and the retirement income that can be paid under a pension plan qualified under the Code, such as our Pension Plan. The First Supplemental Plan is a non-qualified plan which was adopted to provide the additional benefit to affected Pension Plan participants which would have been provided under the Pension Plan but for those limitations, as well as to take into account bonuses deferred by Pension Plan participants under the Deferred Bonus Plan for Executives, which amounts are not taken into account as compensation under the Pension Plan’s benefit formula. However, the First Supplemental Plan was frozen effective March 31, 2008, consistent with the freeze of the Pension Plan as of that date.

Second Supplemental Plan. Our Second Supplemental Plan was effective April 1, 2008, as amended January 1, 2010, for the benefit of ten senior management level officers including our named executive officers, except for Mr. Leto. The purpose of the Second Supplemental Plan is to provide its participants with the full level of benefits which would have been provided to them had the qualified Pension Plan not been frozen, and without regard to the limitations on the amount of compensation which can be taken into account and the retirement income which can be provided under a qualified pension plan. The benefit payable to a participant at retirement under the Second Supplemental Plan will be computed under the Pension Plan formula, based on all service and compensation, without regard to the freeze or such limitations, and counting as compensation any bonuses deferred under the Deferred Bonus Plan for Executives, but reduced by the benefits actually accrued by the participant under the frozen Pension Plan and the frozen First Supplemental Plan, and the actuarial equivalent value of the Special Contributions of up to 3% of base salary allocated to the participant under the 401(k) Plan (plus or minus cumulative earnings or losses on those contributions).

None of the named executive officers is currently eligible for early retirement under the Pension Plan or these Supplemental Plans.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows information regarding deferred compensation for the named executive officers under our Deferred Bonus Plan for Executives for the year ending December 31, 2009.

Name and Principal Position	Executive Contributions in 2009 ($)	Registrant Contributions in 2009 ($)	Aggregate Earnings in 2009 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2009 Year-End ($)
Frederick C. Peters II, Principal Executive Officer	$0	$0	$21,090	$0	$89,251	(1)
J. Duncan Smith, Principal Financial Officer	0	0	2,523	0	9,935
Alison E. Gers, Executive Vice President of the Bank	0	0	11,285	0	117,636
Joseph G. Keefer, Executive Vice President of the Bank	0	0	0	0	0
Francis J. Leto, Executive Vice President of the Bank	0	0	0	0	0

(1) Includes	the value of 191 phantom stock units held in the Deferred Bonus Plan for Executives.
(2) No	portion of these earnings were reported on the Summary Compensation Table as they did not result from above-market interest rates.

Deferred Bonus Plan for Executives

Our Deferred Bonus Plan for Executives is a non-qualified plan. The funds are held in a trust administered by the Bank’s Wealth Management Division. Under the plan, the participating executives may earn yields on their deferred compensation based on the yields on one or more different investment funds. For this purpose, participants may select among up to fourteen outside independent mutual funds and an investment in our common stock. Choosing the latter creates phantom stock. A share of phantom stock is economically equivalent to one share of common stock, but the holder does not have the right to receive an actual share of stock or to vote the phantom stock unit. The rates of return provided by the mutual funds for the investment options for the year 2009 ranged from 0.59% for the money market asset category to 47.29% for the large cap value asset category. The rate of return on our stock was a negative (24.93%). The rate of return, positive or negative, on the investment options is based on the actual performance of the mutual funds or our common stock. Each executive officer who participates in the plan may defer the receipt of his deferred compensation until (a) January of the following year, (b) retirement or other separation from employment, or (c) age 65 if he or she retires at an earlier age under the Pension Plan or the Supplemental Plans. In certain very limited circumstances involving a hardship, as defined in the Deferred Bonus Plan, a participant may request withdrawal of his/her deferred compensation. The right to receive future payments under the plan is an unsecured claim against our general assets.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below summarizes the compensation and benefits for each of our named executive officers in the event of a termination of the named executive officer’s employment. Amounts shown are estimates and the actual amounts to be paid can only be determined at the time of the named executive officer’s termination of employment.

Payments upon Termination for Cause

If we terminate a named executive officer for cause as defined in the applicable incentive compensation plans, then the named executive officer forfeits all vested and unvested stock option awards. Cause means personal dishonesty, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, the willful violation of any law, rule or regulation that results in a loss to us or violation of any judicial order or violation of any confidentiality, non-competition or non-solicitation provision in any agreement with us or any of our subsidiaries. Upon termination for cause, the named executive officer is entitled to receive the following amounts:

• salary through the date of termination;

• salary in lieu of unused paid time off; and

• amounts contributed and accrued under our Deferred Bonus Plan for Executives.

Payment upon Termination Other Than for Cause

If we terminate a named executive officer for reasons other than cause, or the named executive officer voluntarily terminates employment, then in addition to the amounts identified above under “Payments Upon Termination for Cause,” the named executive officer is entitled to:

• retain all vested stock options (but unvested options become null and void);

• severance benefits, if the executive’s position has been eliminated or the executive is terminated without cause. Salary continuation benefits payable to the named executive officers are based on a formula of two weeks severance pay for each year of employment, with a minimum of six months salary continuation and a maximum of one-year salary continuation. We also continue medical benefits during the period when the salary continuation payments are made. The severance pay policy is not based on merit and does not apply if an executive is terminated for lack of performance. We retain discretion whether to pay these benefits.

If we terminate Mr. Peters’ employment for reasons other than cause (absent a change in control), then he is entitled to receive an amount equal to his full salary in effect on the date of termination in bi-weekly installments for two years or until his 65th birthday, whichever occurs first.

Payments upon Retirement

When the named executive officer retires, in addition to the items identified above, the named executive officer is entitled to the following:

• vesting of all outstanding options issued pursuant to the 2001 and 2004 Plans, which need to be exercised within five years after retirement (or the expiration of the option period, if shorter). Currently, all outstanding options issued under the 2001 and 2004 Plans are fully vested; and

• outstanding options issued under the 2007 Long-Term Incentive Plan will vest pursuant to the respective grant and vesting schedule approved by the Compensation Committee.

Payments upon Death

If a named executive officer dies, then in addition to the benefits listed beginning on page 41 of this proxy statement under the headings “Potential Payments Upon Termination or Change in Control – Payments upon Termination other than for Cause” and “– Payments upon Retirement,” the named executive officer’s beneficiary will receive a benefit payment under our life insurance plan equal to two times the officer’s salary or $200,000, whichever is less.

Pension Plan and Supplemental Plans

If a named executive officer’s employment is terminated, the named executive officer retains the amounts accrued and vested under our Pension Plan and would receive the same pension benefits as would any other employee. A named executive officer is only eligible for payments under the Supplemental Plans in the event that he or she remains employed by the Bank at the earlier of his or her death or permanent disability, the attainment of his or her normal retirement age under the Pension Plan (age 65), or the attainment of his or her early retirement age (age 55 with fifteen years of credited service). However, the change in control agreements we have entered into with our named executive officers may make the executive officer eligible for increased benefits under the Supplemental Plans if employment is terminated within two years after a change in control of the Corporation. Please refer to footnote 3 to the Change in Control Benefits Table on page 45 of this proxy statement. The present value of the accumulated benefits under our Pension Plan and Supplemental Plans for each named executive officer is set forth in the Pension Benefits Table on page 38 of this proxy statement.

The following table shows the aggregate dollar amounts that would have been paid to each of the named executive officers if his or her employment were terminated as of December 31, 2009 for each of the following reasons (absent a change in control of the Corporation). The table assumes that each officer was also paid all salary and other benefits through the date of termination of employment.

Name and Principal Position	Termination for Cause ($)	Termination Other than for Cause(1) (15) ($)		Voluntary Termination(15) ($)		Death(2) ($)		Disability(3)(15) ($)
Frederick C. Peters II, Principal Executive Officer	$0	744,456	(4)	$0		$509,041	(8)	$185,658	(13)

J. Duncan Smith, Principal Financial Officer	0	108,315	(5)(6)	0		67,938	(9)	0

Alison E. Gers, Executive Vice President of the Bank	0	109,989	(5)(6)	0		206,528	(10)	0

Joseph G. Keefer, Executive Vice President of the Bank	0	159,863	(5)(7)	0		330,445	(11)	330,445	(14)

Francis J. Leto, Executive Vice President of the Bank	0	307,514	(5)(16)	300,000	(12)	0		0

(1) For	cases other than termination due to death or disability.
(2) This

column shows only the present value of the accrued benefit for the executive on termination for death. Payments other than insurance would be paid out in the form of a monthly pension payment. Payments under the Supplemental Plans or Pension Plan for participants who have not yet reached normal or early retirement age will be paid in a monthly pension payment at the time the participant would have reached eligibility for normal or early retirement. Each executive is also entitled to a one-time $200,000 death benefit payable by the insurance provider under term life insurance policies we have purchased for each executive, if he or she dies while employed by us.

(3) This

column shows only the cash payments we are obligated to make to an executive on termination for disability. Each executive, other than Mr. Leto, is also covered by a disability insurance policy that will pay a benefit of 70% of base monthly salary to a disabled executive. Please refer to the section titled “Potential Payments Upon Termination or Change in Control – Payments Upon Disability” on page 44 of this proxy statement for a more complete description of the benefit, which is payable for an indeterminate period.

(4) This

includes the aggregate dollar amount of Mr. Peters’ annual salary in effect on the date of the termination, payable in bi-weekly installments for two years. This severance payment is provided for in Mr. Peters’ employment contract. It also includes medical/dental payments for six months in accordance with our severance policy (see footnote 5).

(5) Severance

and medical/dental payments are calculated in accordance with our policy on severance pay as in effect on December 31, 2009. The policy provides that a decision to pay severance is at our discretion. The amounts we may pay may change at any time, or we may terminate the severance policy at any time.

(6) Includes	severance payments equal to six months of salary, and six months of medical and dental coverage expense (see footnote 5).
(7) Includes	severance payments equal to 38 weeks of salary, and 38 weeks of medical and dental coverage expense (see footnote 5).
(8) In

addition to the $200,000 one-time death benefit described in footnote 2 above, Mr. Peters would be entitled to the listed amount in pension benefit payments that would become payable to Mr. Peters’ wife upon the date Mr. Peters would have turned 65, assuming his wife survives to that date.

(9) In

addition to the $200,000 one-time death benefit described in footnote 2 above, Mr. Smith would be entitled to the listed amount in pension benefit payments that would become payable to Mr. Smith’s wife upon the date Mr. Smith would have turned 65, assuming his wife survives to that date.

(10) In

addition to the $200,000 one-time death benefit described in footnote 2 above, Ms. Gers would be entitled to the listed amount in pension benefit payments that would become payable to Ms. Gers’ husband upon the date Ms. Gers would have turned 65, assuming her husband survives to that date.

(11) In

addition to the $200,000 one-time death benefit described in footnote 2 above, Mr. Keefer would be entitled to the listed amount in pension benefit payments that would become payable to Mr. Keefer’s wife upon the date Mr. Keefer would have turned 65, assuming his wife survives to that date.

(12) Pursuant

to Mr. Leto’s restrictive covenant agreement with the Bank, the Bank may bind Mr. Leto to the restrictive covenants in the agreement upon his voluntary termination upon payment equal to one year’s salary plus a bonus equal to the average of the bonuses paid to Mr. Leto for the two years prior to termination. This is not an automatic payment, but is instead paid at the option of the Bank.

(13) Represents

the cash payment we are obligated to make, in addition to the disability insurance benefits indicated in footnote 3, equal to Mr. Peters’ full salary for the 180-day elimination period under the disability insurance policy. If we cease to provide long-term group disability insurance, we are only obligated to pay his full salary through the last day of the month after his receipt of a notice of termination.

(14) Represents

the pension benefit payments due to Mr. Keefer, in addition to the disability insurance benefits indicated in footnote 3, upon his total and permanent disability. Mr. Keefer would be eligible to start drawing the pension at age 55, and would be credited with imputed service for purposes of the benefit formula until age 55 as if he had still been working (thereby increasing the benefit amount). Alternatively, Mr. Keefer could elect to defer the pension until age 65, and the imputed service would continue to grow until the earlier of age 65 or the date he ceased to be totally and permanently disabled.

(15) Salaries	used in calculating the amounts in the table are based on the named executive officer’s base salary at December 31, 2009.
(16) Includes

severance payments pursuant to Mr. Leto’s restrictive covenant agreement with the Bank equal to one year’s salary plus a bonus equal to the average of the bonuses paid to Mr. Leto for the two years prior to termination, as well as one year of medical and dental coverage expense (see footnote 5).

Payments upon Disability

If a named executive officer becomes disabled, then in addition to the benefits listed under the headings “Potential Payments Upon Termination or Change in Control – Payments upon Termination other than for Cause” and “– Payments upon Retirement,” beginning on page 41 of this proxy statement, the named executive officer, other than Mr. Leto, will be entitled to a periodic benefit for an indeterminate period equal to 70% of the officer’s base monthly income. Pursuant to the terms of Mr. Peters’ employment agreement, if his employment had terminated on December 31, 2009 due to his disability, he would have been entitled to the payment of his full salary for the 180-day elimination period under the disability insurance policy.

Payments Upon Change of Control

We have entered into change in control agreements with each named executive officer. The agreements contain a double trigger for payments. A change of control must occur and the executive officer must be terminated either (a) without cause by us; or (b) by the executive officer for good reason at any time during the two years following the change of control. “Change of control” is defined under the agreements as (a) the acquisition by any person or group of twenty-five percent or more of our outstanding common stock, or (b) incumbent members of our Board cease to be at least a majority of the Board. Benefits under the change in control agreements are listed in the following table.

Change in Control Benefits(1)

Name	3x Salary(5)	Cash Payment for Options(2)	Discretionary Bonus	Present Value of Increased Pension Benefit(3)	Welfare Benefits(4) for Three Years	Unused Paid Time Off	Career Counseling Services
Frederick C. Peters II, Principal Executive Officer	$1,111,104	$79,200	$100,000	$171,974	$49,079	$19,157	$15,000
J. Duncan Smith, Principal Financial Officer	627,120	—	53,000	50,499	31,542	14,016	15,000
Alison E. Gers, Executive Vice President of the Bank	637,164	—	60,000	54,559	33,847	11,392	15,000
Joseph G. Keefer, Executive Vice President of the Bank	633,513	9,180	49,000	53,358	36,338	8,495	15,000
Francis J. Leto, Executive Vice President of the Bank	720,000	—	60,000	0	25,003	23,908	15,000

(1) The

table assumes that a change in control occurred and the named executive officer’s employment with the Corporation terminated as of December 31, 2009. The table further assumes that the Compensation Committee awarded the named executive officer the bonus for the named executive officer’s performance in 2009 listed in the Summary Compensation Table set forth on page 33 of this proxy statement. The table further assumes that the named executive officer does not obtain employment within three years after his or her termination of employment and welfare benefits and outplacement services are not reduced. Because the assumed termination date is December 31, 2009, the named executive officer is assumed to have received all salary through the date of termination and any 401(k) contribution.

(2) Based

on the difference between the price of our common stock on December 31, 2009 of $15.09, the last business day prior to the assumed termination of employment, and the exercise price of the options listed in the Outstanding Equity Awards Table beginning on page 36 of this proxy statement.

(3) Represents

the present value of a non-qualified pension benefit under our Supplemental Plans for three years of credited service. 2009 standard actuarial assumptions were used to calculate the present value of each individual’s increased pension benefit, including a discount rate of 6.00%, assumed retirement age of 65 and the 2009 mortality tables under the Pension Protection Act of 2006.

(4) Welfare

benefits include the cost of continuation of medical, dental, life and disability insurance benefits for 36 whole months after the termination date, on the cost-sharing basis in effect immediately prior to the change of control.

(5) Calculated	based on the named executive officer’s base salary at December 31, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of their holdings of our common stock with the SEC and with the Nasdaq Global Market on which our common stock is traded. Based on our records and other information available to us, we believe that, except as set forth below, no person who was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Corporation registered pursuant to Section 12 of the Exchange Act at any time during the fiscal year ended December 31, 2009, or prior fiscal years, failed to file on a timely basis any Forms 3, 4 or 5, or any amendments thereto, required to be filed pursuant to Section 16(a) of the Exchange Act, except as may have previously been disclosed.

Due to an administrative error made on his March 10, 2003 Form 4, Loyal B. Taylor, Jr. mistakenly reported indirect beneficial ownership of 1,238 shares of common stock that he had gifted to two trusts outside of his control, and for which he does not report indirect beneficial ownership of shares. Additionally, during the period from December 2007 to September 2009, Mr. Taylor acquired direct and indirect beneficial ownership interest in certain shares of common stock that were acquired in a total of twenty quarterly dividend reinvestment transactions executed by Mr. Taylor’s broker without Mr. Taylor’s permission and against his instruction. Since Mr. Taylor was unaware of the transactions when they occurred, he was unable to timely report them. Two Forms 4/A were filed on December 31, 2009 to correct these errors.

TRANSACTIONS WITH RELATED PERSONS

Some of our directors and executive officers, members of their immediate families and the companies with which they are associated were our customers and had banking transactions with us in the ordinary course of our business during 2009. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers. In our opinion, the loans and commitments did not involve more than a normal risk of collectability or present other unfavorable features.

George W. Connell, Jr. was employed by us during 2009 as a Senior Vice President in the Bank’s Wealth Management Division. We paid Mr. Connell total compensation of approximately $155,415.16 in 2009 which includes salary, commissions, benefits and 401(k) contributions made by the Bank. Mr. Connell also received 925 stock options in 2009 with a grant date fair value of $4,088.50 when computed in accordance with FASB ASC Topic 718. Mr. Connell’s father, George W. Connell, Sr., is a holder of more than 5% of our common stock.

Bruce G. Leto, a brother of our director and Executive Vice President Francis J. Leto, is a partner of and on the board of directors of Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania. The firm provides legal services to the Corporation and Bank for which the firm received approximately $536,254.90 in fees during 2009. Bruce Leto’s indirect interest in these fees was approximately $19,305.18, computed without regard to the amount of profit or loss.

Our Audit Committee Charter requires our Audit Committee to approve certain related party transactions. Our written Policy on Related Party Transactions establishes procedures for the Audit Committee’s review and approval of related party transactions other than excepted transactions and preapproved transactions. Transactions available to all employees generally and transactions involving less than $120,000 when aggregated with all similar transactions in any calendar year are excepted transactions. The following types of transactions are preapproved transactions:

•	compensation payable to directors or officers if reportable under Item 402 of the SEC’s Regulation S-K;

•	compensation payable to an immediate family member of another director or executive officer, if approved by the Compensation Committee;

•

transactions with another company (including charitable contributions, grants or endowments to a charitable organization) at which a related person’s only relationship is as an employee (other than executive officer), director or less than 10% owner, if the aggregate amount involved does not exceed $200,000 or 5% of that company’s total revenues; and

•	routine banking relationships that otherwise comply with banking laws and regulations.

The Audit Committee is to apply the following standards when it reviews related party transactions for approval:

•	whether the transaction is on terms no less favorable to the Corporation than terms generally available with an unaffiliated third party under similar circumstances;

•	the extent of the related person’s interest in the transaction; and

•	other factors the committee deems appropriate.

For loan transactions, our written Regulation O Policy requires the Executive Committee to review and approve loan transactions with directors, executive officers and their related interests in accordance with the standards established by Federal Reserve Board Regulation O.

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2009, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with KPMG LLP (“KPMG”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or supplemented), (c) discussed the independence of KPMG with KPMG, and (d) has received and reviewed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (as modified or supplemented) regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2009 to be filed with the SEC.

Respectfully submitted:

Scott M. Jenkins, Chair

Thomas L. Bennett

Britton H. Murdoch

B. Loyall Taylor, Jr.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A proposal will be presented at the Annual Meeting to ratify the February 26, 2010 appointment by the Board of Directors of KPMG as the Corporation’s independent registered public accounting firm for 2010. KPMG served as the Corporation’s independent registered public accounting firm in 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG as the independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2009. KPMG audited our financial statements for the fiscal year ended December 31, 2009. A representative of KPMG is expected to be present at the Annual Meeting to answer questions and will have the opportunity to make a statement, if he or she so desires.

AUDIT AND NON-AUDIT FEES

The aggregate fees billed for professional services by KPMG in 2008 and 2009 for these various services were:

	2008	2009

Audit Fees	$387,285	$315,672

Audit Related Fees	50,440	270,200

Tax Fees	84,000	50,000

Total Fees	$521,725	$635,872

Services Provided by KPMG

Audit Fees. These are fees for professional services performed by KPMG in 2008 and 2009 for the integrated audit, including an audit of our financial statements and internal controls over financial reporting, and review of financial statements included in our Form 10-Q and Form 10-K filings.

Audit Related Fees. These are fees for services performed by KPMG in 2008 and 2009 that are reasonably related to the performance of the audit or review of our financial statements. This includes attestations by the independent registered public accounting firm, and consulting on financial accounting/reporting standards. In addition, for 2008 and 2009, KPMG’s services included audits of the common trust funds managed by the Wealth Management Division. The increase in audit related fees in 2009 related to services KPMG rendered in connection with SEC filings and due diligence services.

Tax Fees. These are fees for professional services performed by the independent registered public accounting firm with respect to tax compliance, tax advice and tax planning. This includes preparation of our tax returns and our consolidated subsidiaries, tax research and tax advice.

Our Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independence of KPMG and determined that to be the case.

Preapproval of Audit and Non-Audit Services

Under our Audit Committee charter, the Audit Committee is required to preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by the independent registered public accounting firm, subject to the de minimus exception for non-audit services under SEC regulations which are approved by the Audit Committee prior to completion. The Audit Committee may also delegate the ability to preapprove audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting. All services performed by KPMG for us during 2009 were preapproved by the Audit Committee.

In the event the selection of KPMG as our auditor for 2010 is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation’s independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.

Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the ratification of KPMG as the independent registered public accounting firm of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION.

PROPOSAL 3 – TO APPROVE THE ADOPTION OF THE BRYN MAWR BANK CORPORATION 2010 LONG-TERM INCENTIVE PLAN

Background

Our Board is recommending for shareholder approval the adoption of our 2010 Long-Term Incentive Plan (the “Plan”) which provides for the grant of certain awards to employees, including our officers, officers of our subsidiaries, and our directors. Under the Plan, an amount equal to five percent of the outstanding shares of our common stock as of March 11, 2010, the Record Date, that is a maximum of 445,002 shares of our common stock, will be available for the grant of awards to the participants.

Acting on the recommendation of our Compensation Committee, our Board as of February 26, 2010, adopted the Plan subject to approval by our shareholders. The Board directed that the Plan be submitted to the shareholders for their approval at the Annual Meeting.

We intend to register the 445,002 shares on a registration statement on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval.

Eligible Directors Interest

Because the directors are eligible to receive awards under the Plan, each of them has a personal interest in approval of this proposal. As of March 11, 2010, there were nine directors on the Board who will be eligible to participate in the Plan.

Summary Of The Plan

The following is a summary of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration Of The Plan

The Plan is administered by our Compensation Committee, which is composed of four or more independent directors who are eligible to receive awards under the Plan. Subject to the terms of the Plan, and to such approvals and other authority as the Board may reserve to itself from time to time, the committee may adopt, amend, or rescind rules and regulations, and make other determinations for carrying out the Plan that the committee deems necessary or appropriate.

Purpose

The purpose of the Plan is to promote our success and enhance our value by providing long-term incentives to our directors and employees linking their personal interest to that of our shareholders. The Plan also increases our ability to motivate, attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of our operations are largely dependent.

Eligibility

All employees and directors and those of our subsidiaries at the time of the grant of an award are eligible to receive awards under the Plan.

Awards

Awards under the Plan may be in any of the following forms: (a) incentive stock options; (b) non-qualified stock options (incentive stock options and non-qualified stock options are collectively called “options”); (c) stock appreciation rights (“SAR”); (d) dividend equivalents; (e) performance awards which may be either a number of shares of common stock (“performance shares”) or a cash amount (“performance units”); (f) restricted stock, or (g) restricted stock units. Each award will be evidenced by an award agreement between us and the participant. The award agreement will set forth terms and conditions of the awards as determined by the Compensation Committee consistent with the terms of the Plan.

Performance Awards

General. Performance awards may be a right to receive a number of shares of common stock or a cash amount. The performance shares are of no value to a participant unless and until earned in accordance with the Plan.

Performance Goals. The committee determines the objective performance goals that must be met for performance awards. Performance goals may include or be based upon any of the following criteria:

•	pretax operating profit;

•	economic value added;

•	consolidated profits expressed as a percent improvement from year to year or as a percentage of total revenue;

•	earnings per share;

•	return on capital;

•	return on investment;

•	return on shareholders’ equity;

•	internal rate of return;

•	efficiency ratio;

•	revenue;

•	working capital;

•	pre-tax segment profit;

•	net profit;

•	net interest margin;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	return on assets;

•	growth of loans and/or deposits;

•	market share;

•	business expansions;

•	cash flow;

•	stock price or performance; and

•	total shareholder return.

Performance goals may be absolute in their terms or be measured against other comparable or similar companies. The committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals. However, no change or modification may be made if it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Code Section 162(m).

Other Terms and Conditions. The committee also determines the terms and conditions for any performance award which may include restrictions on the delivery of common stock payable in connection with the performance award and restrictions that could result in the future forfeiture of all or any part of common stock earned.

Non-Transferability. Participants may not sell, transfer, pledge or otherwise dispose of all or any portion of their performance awards during the performance period.

Stock Options And Stock Appreciation Rights

Types of Options. The committee may grant non-qualified options under the Plan. These options are not intended to be incentive stock options under the provisions of Section 422 of the Code. The committee also may grant incentive stock options. Incentive stock options will not be granted to any employee who owns, or is deemed under Section 422(d) of the Code to own, stock giving the employee more than ten percent of the total combined voting power of our stock. The fair market value of the shares for incentive stock options which become exercisable for the first time by any participant during any calendar year will not exceed $100,000.

Option Period. The option period will not exceed ten years after the date of grant unless the committee sets an earlier date.

Exercise Price. The exercise price of the stock option will not be less than the fair market value of a share of common stock on the day preceding the date the option is granted. A participant may pay the exercise price in cash, by delivery of other shares of our common stock owned by the participant or by a broker assisted cashless exercise.

Conditions of Exercise. The committee will determine the conditions of exercise and the vesting period. The committee may accelerate the vesting of any options.

Non-Transferability. A participant cannot transfer an option. Options can be transferred by will or the law of descent and distribution. During the participant’s lifetime, the participant or his or her legal representative can exercise an option.

Termination of Employment. When a participant takes normal or late retirement, the participant’s stock options may be exercised for a period of up to five years after the date of termination of his or her employment, but not later than ten years after the date of grant of the stock option. When a participant elects early retirement, is transferred in a spinoff or suffers a total and permanent disability, his or her stock options become null and void unless the Compensation Committee extends the exercise period of the stock options for up to five years after the date of the participant’s termination of employment, not to exceed ten years from the date of grant of the stock option. When a participant dies, the participant’s outstanding stock options will become immediately exercisable and may be exercised within five years after the date of death or the life of the option, whichever is less. If the options are non-qualified options, they must be exercised within one year after the date of death, unless the committee provides otherwise.

If a participant’s employment terminates for any reason other than death, disability, retirement or cause, then, for options that are vested at the date of termination, the participant’s stock options may be exercised within ninety days after the date of the termination of employment. If a participant’s employment is terminated for cause, the participant’s unexercised vested and unvested stock options become null and void immediately upon termination of employment and may not be exercised.

Repricing Prohibited. The Plan prohibits the repricing of stock options and SAR’s.

Terms and Conditions of Stock Appreciation Rights. A SAR is the right to receive, upon exercise of that right, an amount equal to the difference between the fair market value of one share of common stock on the date of exercise and the exercise price for that right set by the committee on the date of grant. The committee establishes the terms and conditions of any SAR’s. SAR’s may be paid for in cash, shares of common stock or a combination of the two in the discretion of the committee. SAR’s may be granted to participants either alone or in tandem with other awards, including performance awards, stock options and restricted stock. SAR’s granted in tandem with incentive stock options must be granted at the same time as the incentive stock options are granted. SAR’s granted in tandem with stock options will terminate when the related stock option terminates or is exercised. Freestanding SAR’s generally are subject to terms and conditions similar to those for stock options, including the requirements of the maximum period and minimum price.

Restricted Stock And Restricted Stock Units

Restricted stock is common stock granted to a participant subject to terms and conditions, including a risk of forfeiture, established by the committee. A restricted stock unit is the right to receive one share of common stock at a future date subject to terms and conditions established by the committee, including a risk of forfeiture.

Terms and Conditions. The committee establishes the terms and conditions applicable to the award, including the period of time the restrictions will apply to the award. The period of time the restrictions will apply to an award is generally at least three years. However, if an award is based upon the attainment of performance goals, the minimum restriction period cannot be less than one year. Restricted stock will be represented by a stock certificate registered in the name of the participant. The participant will have the right to enjoy all shareholder rights during the restriction period, except that the participant will not be entitled to receive the stock certificate until the restriction period ends.

Non-Transferability. A participant may not sell, transfer or pledge the common stock during the restriction period unless a transfer by assignment is permitted by the restricted stock award agreement with the participant.

Forfeiture. A breach of any of the terms and conditions established by the committee for restricted stock will cause a forfeiture of the restricted stock and any dividends withheld.

Termination of Employment. If a participant terminates employment during the restriction period for the participant’s restricted stock or restricted stock units, the awards are forfeited. The committee may provide for proration or full payout of awards in the event of a termination of employment because of normal or late retirement, early retirement with the consent of the committee, death, or total and permanent disability.

Dividend Equivalents

The committee may grant dividend equivalent rights, which are rights to receive an amount equal to the regular cash dividend paid on one share of common stock. Dividend equivalent rights may only be granted in connection with the grant of an award that is based on, but does not consist of, shares of common stock. The number of dividend equivalent rights cannot exceed the number of related stock based units. Dividend equivalents are subject to terms and conditions established by the committee. Dividend equivalents are payable in cash or shares of common stock, as determined by the committee, and may be paid currently or deferred.

Change In Control

Definition. The Plan defines “change in control” as (a) the acquisition by any person or group of direct or indirect beneficial ownership of fifty percent of the voting power of our outstanding common stock, (b) incumbent members of the Corporation’s Board cease, for any reason, to constitute a majority of the Board during any two year period, (c) the sale or disposition of all or substantially all of our assets, (d) a merger or consolidation which does not result in the Corporation’s securities outstanding immediately prior to the merger, continuing to represent at least fifty percent of the combined voting power of the surviving entity, or (e) our shareholders approve a plan of complete liquidation. For participants with a change in control agreement with us, a “change in control” for purposes of the Plan is determined by reference to the change in control definition in that agreement. Under our change in control agreements, a change in control means (a) the acquisition by any person or group of 25% or more of our outstanding common stock, or (b) incumbent members of the Corporation’s Board cease to be at least the majority of the Board during any twenty-four month period.

Effect of a Change in Control. Upon a change in control, a pro rata portion of all outstanding performance awards under the Plan are payable ten days after the change in control. The amount payable is determined by assuming that one hundred percent of each performance award was earned at the target levels and then multiplying the earned amount by a fraction, the numerator of which is the number of months that have elapsed in the applicable performance period prior to the change in control and the denominator of which is the total number of months in the performance period.

Upon a change in control, restrictions on a pro rata portion of each participant’s outstanding restricted stock and restricted stock units lapse and shares not previously distributed are distributed within ten days after the change in control. The pro rata portion of the shares to be distributed is calculated in the same manner as the pro rata portion of performance awards is calculated.

Upon a change in control, if the surviving entity does not assume our obligations under this Plan or replace the participant’s outstanding stock options and SAR’s with stock options and SAR’s of equal or greater value, then each outstanding stock option and stock appreciation right granted under the Plan that has not been exercised or lapsed will become immediately exercisable in full.

In the event of a merger, consolidation, sale of our assets or liquidation, the committee, or the committee of any surviving entity, must either (a) make appropriate provisions for the protection of any outstanding stock based awards permitted under this Plan, or (b) declare that all performance awards are deemed earned, that the restriction period of all restricted stock and restricted stock units has been eliminated and that all outstanding stock options and SAR’s will accelerate and become exercisable in full (subject to certain conditions specified in the Plan).

If a participant’s employment is terminated without cause or the participant terminates employment for “good reason” within two years after a change in control, then outstanding stock options and SAR’s that have not been exercised or lapsed will become immediately exercisable in full. “Good reason” means a material diminution in a participant’s position, authority, duties or responsibilities, a reduction in salary, a material reduction in the participant’s employee benefits or a relocation to a principal worksite more than forty miles further from the participant’s primary residence than the participant’s principal worksite immediately prior to the change in control.

Adjustment Provisions

The committee will make appropriate adjustments in the number of shares available for grant and in any outstanding awards, including the size of the award and the exercise price per share of stock options and SAR’s, to give effect to adjustments made in the number of shares of common stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, common stock split or other relevant change.

Shares Again Available

If any award is forfeited or canceled or settled for cash, the number of shares not issued under that award that were deducted from the common stock available under the Plan will be restored and may be again used for awards under the Plan.

Maximum Participant Award

During any consecutive thirty-six month period, a participant may not receive awards that would result in the participant acquiring: (a) stock options or SAR’s for more than 100,000 shares of common stock; (b) more than 100,000 performance shares, shares of restricted stock or restricted stock units; (c) dividend equivalents greater than the number of shares of common stock the participant could receive in connection with the related stock based awards; or (d) performance units with a value exceeding $500,000.

In addition, during any consecutive thirty-six month period, a participant who is a non-employee director may not receive awards that, in total, could result in the participant or acquiring more than 50,000 shares of common stock.

Reduction Of Awards

The Plan provides for a reduction in awards if the excise tax imposed under Section 4999 of the Code on excess parachute payments results in the participant receiving less than the participant would otherwise receive. The reduction is to the amount which maximizes the present value of payments and distributions under the Plan which can be made without causing the payments to be subject to the excise tax.

Amendment And Termination

The Corporation’s Board may amend or terminate the Plan at any time. No amendment will, without further approval of our shareholders, increase the total number of shares of common stock subject to the Plan or make any other change for which shareholder approval is required by law or under the Nasdaq Global Market rules.

Federal Income Tax Consequences

The federal income tax consequences for awards granted under the Plan will depend on the type of award. The following discussion provides only a general description of the application of federal income tax laws to certain awards under the Plan based on U.S. federal income tax laws in effect on the date of this proxy statement. The discussion is not intended as tax guidance to participants in the Plan. The summary does not address the effects of other federal taxes (including possible golden parachute or excise taxes) or taxes imposed under state, local or foreign tax laws.

Generally, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that a participant recognizes pursuant to awards, unless we are limited by Section 162(m) of the Code. Generally, ordinary income recognized by a participant who is an employee will be subject to tax withholding by us.

Incentive Stock Options. A participant who receives an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise. The exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option in a transaction where a loss, if sustained, would be recognized, the participant will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price. If the holding periods are not satisfied, then if the sales price exceeds the exercise price, the participant will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sales price or the fair market value of the shares on the exercise date and the exercise price. If the holding periods are not satisfied and if the sales price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sales price.

Non-Statutory Stock Options. A participant does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the participant recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of the shares by the participant, any difference between the sales price and the exercise price, to the extent not already recognized as taxable income is treated as long-term or short term capital gain or loss depending on the holding period.

Stock Appreciation Rights. A participant who receives a SAR will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize ordinary income in an amount equal to the value of any cash or shares that the participant receives.

Restricted Shares; Restricted Share Units; Performance Units; Performance Shares; Dividend Equivalents. In general, a participant will not recognize income at the time of grant of restricted shares (i.e., shares which have not “vested”), restricted share units, performance units, performance shares or dividend equivalents unless the participant elects with respect to restricted shares to accelerate income taxation to the date of the award. In this event, a participant would recognize as ordinary income, an amount equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital gains or losses). In the absence of an election to accelerate income taxation with respect to restricted shares to the date of an award, a participant must recognize ordinary income equal to the market value of any “vested” restricted shares in excess of the amount paid for them valued at the date they “vest.” Any cash or unrestricted shares that the participant receives would also be treated as ordinary income.

Section 409A of the Code. If an award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied, an award may be taxable to the participant at 20% above ordinary income tax rates at the time it becomes vested, together with interest at the federal underpayment rate plus 1%.

Payment Of Withholding

The Plan provides that we have the right to require a participant of any award under the Plan to pay us the amount necessary to satisfy our federal, state or local tax withholding obligations for the awards. In the discretion of the committee, we may withhold the number of shares necessary to satisfy our tax withholding obligation or the participant may deliver to us, owned and unencumbered shares of our common stock having a fair market value equal to or less than the required tax withholding with cash for any remainder.

Term Of The Plan

The Plan will remain in effect for ten years or until all of the shares of common stock subject to the Plan are distributed or the Plan is terminated by the Board as provided in the Plan.

The closing market price of our common stock on March 11, 2010 was $18.34 per share.

It is not possible at this time to determine the amounts of the awards that may be granted under the Plan in the future, assuming shareholder approval is obtained.

Equity Compensation Plan Information

Plan Category	A. Number of securities to be issued upon exercise of outstanding options	B. Weighted- average exercise price of outstanding options	C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by shareholders	1,013,396	$19.75	38,489
Equity compensation plans not approved by shareholders	—	—	—
Total	1,013,396	$19.75	38,489

Vote Required And Board Of Directors Recommendation

The majority vote of all votes cast, in person or by proxy, is required for approval of the Plan. Under Pennsylvania law, abstentions and broker non-votes, if any, will have no effect on determining whether the Plan has received the requisite number of affirmative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN

PROPOSAL 4 – SHAREHOLDER PROPOSAL

The Corporation has been notified by Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado, of his intention to present a shareholder proposal at the Annual Meeting. Mr. Armstrong is the owner of 400 shares of Bryn Mawr Bank Corporation common stock. The proposal is set forth below in accordance with SEC Rules. The Corporation is not responsible for the contents of the “RESOLUTION” or “STATEMENT” found below which were provided by Mr. Armstrong. The position of the Board of Directors and its recommendation immediately follows the proposal below.

RESOLUTION

That the shareholders of BRYN MAWR BANK CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes the current practice of electing staggered classes of the directors for four-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors Recommendation and Statement

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

The Board of Directors has carefully considered the proposal and the arguments in favor and against a classified board. Their review included consideration of the present state of financial services industry, the history of the classified board and current regional and national corporate practices relating to classified boards. After conducting the review, the Board concluded that at present the classified board system remains in the best interests of the Corporation and its shareholders.

Stability and Continuity. The Corporation’s Board of Directors believes that a classified board enhances the stability and continuity of the Board of Directors. The Board believes that the Corporation’s ability to succeed in producing long-term shareholder value requires long-term perspective, strategy, and planning. By electing only a portion of the directors each year, it ensures that the directors remaining have the requisite experience and knowledge of the Corporation’s ongoing business and affairs to implement and focus on strategic long-term planning and goals. A sudden change in board composition could jeopardize our long-term plans.

Accountability. While the Corporation’s directors hold four-year terms on a classified board, they have the same fiduciary and legal duties to the shareholders of Bryn Mawr Bank Corporation as directors elected on a yearly basis. It is the manner in which directors conduct themselves on the Board that drives corporate governance and not the frequency to which they are elected.

Independence. The Board believes that a classified board enhances director independence. By electing only a portion of the Board each year, directors are insulated from pressure by management or special interest groups that may have interest which are contrary to the best interests of shareholders.

Value Protection. A classified board also protects your company against unfriendly or unfavorable takeover proposals. If persons or entities of questionable intent or hostile to the long-term shareholder interests took a position in the Corporation which permitted them to determine the outcome of an election of directors in a yearly election regime, they could abruptly change the composure of the Board in a single year and thereby diminish shareholder value protections. However, a classified board would slow any change in board composition over the span of a couple of years. This would encourage any influences of questionable intent to negotiate with the Board and permit the Board to consider various alternatives, if available, and maximize shareholder value.

Vote Required. Assuming a quorum is present, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, whether in person or by proxy, is required for the approval of the proposal presented above. However, because this proposal is only a request, approval of the proposal will not automatically repeal the classified board. Eliminating the classified board would require an amendment to the Corporation’s amended and restated articles of incorporation (which we refer to as the Corporation’s “articles”). The Corporation’s articles may be amended only by the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote. Eliminating the classified board would therefore require further action by the board to recommend board declassification, and then the shareholders to approve such recommendation.

THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSALS FOR 2011

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Corporation’s proxy statement for its 2011 Annual Meeting of Shareholders must be received by the Corporation no later than November 25, 2010, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. However, if the date of the 2011 Annual Meeting shall be changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Corporation begins to print and send its proxy materials. Any such proposal and our obligation, if applicable, to include it in our proxy statement will be subject to Rule 14a-8 of the rules and regulations of the SEC. Shareholder proposals for nominees for directors must be submitted to the Chair, Nominating and Corporate Governance Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010-3396. Any other proposals should be submitted by certified mail-return receipt requested to the attention of our Corporate Secretary, at our executive office at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396.

If a shareholder wishes to present a proposal at the 2011 Annual Meeting but does not intend to have such proposal included in the Corporation’s proxy statement, and such proposal is properly brought before the 2011 Annual Meeting, then in accordance with Rule 14a-4 under the Exchange Act, if the shareholder has not provided notice of the proposal by February 8, 2011 (or if the date of the meeting has changed more than 30 days from the prior year, a reasonable time before the Company sends its proxy materials), we will have the right to exercise our discretionary voting authority on that proposal. The persons designated in the Corporation’s proxy card will be granted discretionary voting authority with respect to any such shareholder proposal for which the Corporation does not receive timely notice.

OTHER BUSINESS

Management does not know at this time of any other matter which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxies will vote in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of our Annual Report for the fiscal year ended December 31, 2009, containing, among other things, financial statements examined by our independent registered public accounting firm, was mailed with this proxy statement on or about March 24, 2010, to the shareholders of record as of the close of business on March 11, 2010.

Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from our Secretary, Robert J. Ricciardi, 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. The Annual Report on Form 10-K can also be obtained by going to the Corporation’s website at www.bmtc.com on the Investor Relations – SEC Filings page and clicking on Latest 10-K .

By Order of the Board of Directors of Bryn Mawr Bank Corporation

ROBERT J. RICCIARDI

Secretary

APPENDIX A

BRYN MAWR BANK CORPORATION 2010 LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT OF THE PLAN

1.1 PLAN NAME. As of the Effective Date, the name of this plan shall be the Bryn Mawr Bank Corporation (“Corporation”) “2010 Long-Term Incentive Plan” (hereinafter called the “Plan”).

1.2 EFFECTIVE DATE. This Plan shall become effective on April 28, 2010 (the “Effective Date”), subject to its approval by the holders of a majority of the voting power of the shares deemed present and entitled to vote at the Corporation’s Annual Meeting of Shareholders to be held on that date.

1.3 PURPOSE. The purpose of the Plan is to promote the success and enhance the value of the Corporation by providing long-term incentives to directors and employees of the Corporation and its subsidiaries linking their personal interest to that of the Corporation’s shareholders. The Plan is further intended to provide flexibility to the Corporation by increasing its ability to motivate, attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of the Corporation’s operations are largely dependent.

ARTICLE II

DEFINITIONS

2.1 AWARD. An “Award” is a grant of Stock Options, Stock Appreciation Rights, Dividend Equivalents, Performance Awards, Restricted Stock or Restricted Stock Units under the Plan.

2.2 BOARD. The “Board” is the Board of Directors of the Corporation.

2.3 CAUSE. “Cause” means, (i) the willful and continued failure to substantially perform the Participant’s duties (other than failure resulting from incapacity due to physical or mental illness) after receipt of a written demand for such performance specifically identifying such failure; (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation or its successor; (iii) breach of fiduciary duty, or (iv) breach of any confidentiality, non-compete, non-solicitation agreement, non-disparagement or any other stipulated agreement.

2.4 CHANGE IN CONTROL. A “Change in Control” with respect to any Award has the meaning assigned to the term in the change in control agreement, if any, between the Participant and the Corporation, provided, however, that if there is no such change in control agreement, it shall mean: (a) the acquisition by any Person (as the term “Person” is used for the purposes of Section 13 (d) or 15 (d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13D promulgated under the Exchange Act) of fifty percent (50%) of the combined voting power of the then outstanding securities of the Corporation entitled to vote in the election of directors (the “Voting Securities”); or (b) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (c) the consummation of (i) the sale or disposition of all or substantially all of the Corporations’ assets, or (ii) a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Voting Securities of the Corporation (or such surviving entity) outstanding immediately after such merger or consolidation or (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation.

However, in no event shall a Change in Control be deemed to have occurred with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction.

2.5 CODE. The “Code” is the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.6 COMMITTEE. The “Committee” is the committee described in Section 8.1 hereof.

2.7 COMMON STOCK. “Common Stock” is the common stock, $1.00 par value per share (as such par value may be adjusted from time to time) of the Corporation.

2.8 CORPORATION. The “Corporation” is Bryn Mawr Bank Corporation, a Pennsylvania corporation, and any successor thereof.

2.9 DATE OF GRANT. The “Date of Grant” of an Award is the date designated in the resolution by the Committee as the date of an Award, which shall not be earlier than the date of the resolution and action thereon by the Committee. In the absence of a designated date or a fixed method of computing such date being specifically set forth in the Committee’s resolution, then the Date of Grant shall be the date of the Committee’s resolution or action. In no event shall the Date of Grant of any Award that is authorized by the Committee on or after the Effective Date be earlier than the Effective Date.

2.10 DIRECTOR. A member of the Board or the board of directors of a Subsidiary.

2.11 DIVIDEND EQUIVALENT. A “Dividend Equivalent” is a right to receive an amount equal to the regular cash dividend paid on one share of Common Stock. Dividend Equivalents may only be granted in connection with the grant of an Award that is based on but does not consist of shares of Common Stock (whether or not restricted). The number of Dividend Equivalents so granted shall not exceed the number of related stock-based rights. (For example, the number of Dividend Equivalents granted in connection with a grant of Stock Appreciation Rights may equal the number of such Stock Appreciation Rights, even though the number of shares actually paid upon exercise of those Stock Appreciation Rights necessarily will be less than the number of Stock Appreciation Rights and Dividend Equivalents granted.) Dividend Equivalents shall be subject to such terms and conditions as may be established by the Committee, but they shall expire no later than the date on which their related stock-based rights are either exercised, expire or are forfeited (whichever occurs first). The amounts payable due to a grant of Dividend Equivalents may be paid in cash, either currently or deferred, or converted into shares of Common Stock, as determined by the Committee.

2.12 EXCHANGE ACT. The “Exchange Act” is the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.13 FAIR MARKET VALUE. “Fair Market Value” of a share of Common Stock on any date is the last sale price as reported by the NASDAQ Global Market on the preceding day, but if no sales are reported on that day, for the last preceding day on which a sale was reported.

2.14 GOOD REASON. “Good Reason” means any material diminution of the Participant’s position, authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position or a material increase in the time Participant is required by the Corporation or its successor to travel), any reduction in salary or in the Participant’s aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant’s employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles further from the Participant’s primary residence than the Participant’s principal work site immediately prior to the Change in Control.

2.15 INCENTIVE STOCK OPTIONS. An “Incentive Stock Option” means a Stock Option granted under the Plan which satisfies the requirements of Section 422 of the Code or such successor provision as may be in effect from time to time.

2.16 NON-QUALIFIED OPTIONS. A “Non-Qualified Option” is a Stock Option under the Plan which is not an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or such successor provision as may be in effect from time to time.

2.17 PARTICIPANT. A “Participant” is a person who has been designated as such by the Committee and granted an Award under this Plan pursuant to Article III hereof.

2.18 PERFORMANCE AWARD. A “Performance Award” is a right to either a number of shares of Common Stock (“Performance Shares”) or a cash amount (“Performance Units”) determined (in either case) in accordance with Article IV of this Plan based on the extent to which the applicable Performance Goals are achieved. A Performance Share shall be of no value to a Participant unless and until earned in accordance with Article IV hereof.

2.19 PERFORMANCE GOALS. “Performance Goals” are the performance conditions, if any, established pursuant to Section 4.1 hereof by the Committee in connection with an Award.

2.20 PERFORMANCE PERIOD. The “Performance Period” with respect to a Performance Award is a period of not less than one calendar year or one fiscal year of the Corporation, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar or fiscal year in which a particular Performance Period commences.

2.21 PLAN YEAR. The “Plan Year” shall be a fiscal year of the Corporation falling within the term of this Plan.

2.22 RESTRICTED PERIOD. The “Restricted Period” with respect to Restricted Stock is the period of time during which certain restrictions established by the Committee shall apply to the Award, as provided in Section 6.1 of this Plan.

2.23 RESTRICTED STOCK. “Restricted Stock” is Common Stock granted subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VI of this Plan.

2.24 RESTRICTED STOCK UNIT. A “Restricted Stock Unit” is a right to receive one share of Common Stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VI of this Plan.

2.25 STOCK APPRECIATION RIGHT. A “Stock Appreciation Right” is a right to receive, upon exercise of that right, an amount, which may be paid in cash, shares of Common Stock or a combination thereof in the discretion of the Committee, equal to the difference between the Fair Market Value of one share of Common Stock as of the date of exercise and the exercise price for that right as determined by the Committee on the Date of Grant. Stock Appreciation Rights may be granted in tandem with Stock Options or other Awards or may be freestanding.

2.26 STOCK OPTION. A “Stock Option” is a right to purchase from the Corporation at any time not more than ten years following the Date of Grant, one share of Common Stock for an exercise price not less than the Fair Market Value of a share of Common Stock on the Date of Grant, subject to such terms and conditions established pursuant to Article V hereof. Stock Options may be either Non-Qualified Options or Incentive Stock Options.

2.27 SUBSIDIARY. The terms “Subsidiary” or “Subsidiary Corporation” mean any corporation, partnership, joint venture or other entity during any period in which at least fifty percent (50%) voting or profit interest is owned, directly or indirectly, by the Corporation, including all business entities that, at the time in question, are subsidiaries of the Corporation within the meaning of Section 424(f) of the Code.

ARTICLE III

GRANTING OF AWARDS TO PARTICIPANTS

3.1 ELIGIBLE PARTICIPANTS. Awards may be granted by the Committee to any employee of the Corporation or a Subsidiary, including any employee who is also a director of the Corporation or a Subsidiary. Awards other than grants of Incentive Stock Options may also be granted to a director of the Corporation who is not an employee of the Corporation or a Subsidiary. References in this Plan to “employment” and similar terms (except “employee”) shall include the providing of services in the capacity of a director. A person who has been engaged by the Corporation for employment shall be eligible for Awards other than Incentive Stock Options, provided such person actually reports for and commences such employment within 90 days after the Date of Grant. Incentive Stock Options may be granted only to individuals who are employees on the Date of Grant.

3.2 DESIGNATION OF PARTICIPANTS. At any time and from time to time during the Plan Year, the Committee may designate the employees and directors of the Corporation and its Subsidiaries eligible for Awards.

3.3 ALLOCATION OF AWARDS. Contemporaneously with the designation of a Participant pursuant to Section 3.2 hereof, the Committee shall determine the size, type and Date of Grant for each Award, taking into consideration such factors as it deems relevant, which may include the following: (a) the total number of shares of Common Stock available for Awards under the Plan; (b) the work assignment or the position of the Participant and its sensitivity and/or impact in relationship to the profitability and growth of the Corporation and its Subsidiaries; and (c) the Participant’s performance in reference to such factors.

The Committee may grant a Participant only one type of Award or it may grant any combination of Awards in whatever relationship one to the other, if any, as the Committee in its discretion so determines.

3.4 NOTIFICATION TO PARTICIPANTS AND DELIVERY OF DOCUMENTS. As soon as practicable after such determinations have been made, each Participant shall be notified of (a) his/her designation as a Participant, (b) the Date of Grant, (c) the number and type of Awards granted to the Participant, (d) in the case of Performance Awards, the Performance Period and Performance Goals, and (e) in the case of Restricted Stock or Restricted Stock Units, the Restriction Period. The Participant shall thereafter be supplied with written evidence of any such Awards.

3.5 AWARD AGREEMENTS. Each Award shall be evidenced by an agreement (an “Award Agreement”), which will be provided to the Participant. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE IV

PERFORMANCE AWARDS

4.1 ESTABLISHMENT OF PERFORMANCE GOALS. Performance Goals applicable to a Performance Award shall be established by the Committee in its sole discretion on or before the Date of Grant and not more than a reasonable period of time after the beginning of the relevant Performance Period. Such Performance Goals may include or be based upon any of the following criteria: pretax operating contribution; economic value added; consolidated profits of the Corporation expressed as a percent improvement, from year to year, or as a percentage of total revenue; earnings per share; return on capital; return on investment; return on shareholders’ equity; internal rate of return; efficiency ratio; revenue; working capital; pre-tax segment profit; net profit; net interest margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; growth of loans and/or deposits; market share; business expansions; cash flow; stock price or performance; and total shareholder return. Performance Goals may be absolute in their terms or be measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee, in its sole discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m). The Committee may in its sole discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating company or test strategy or new venture of the Corporation.

4.2 LEVELS OF PERFORMANCE REQUIRED TO EARN PERFORMANCE AWARDS. At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

4.3 OTHER RESTRICTIONS. The Committee shall determine the terms and conditions applicable to any Performance Award, which may include restrictions on the delivery of Common

Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

4.4 NOTIFICATION TO PARTICIPANTS. Promptly after the Committee has established or modified the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established or modified. Performance Awards shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Committee shall in its sole discretion approve from time to time.

4.5 MEASUREMENT OF PERFORMANCE AGAINST PERFORMANCE GOALS. The Committee shall, as soon as practicable after the close of a Performance Period, determine: (a) the extent to which the Performance Goals for such Performance Period have been achieved; and (b) the percentage of the Performance Awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified, in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of their Performance Awards during the Performance Period, except that Performance Awards may be transferable by assignment by a Participant to the extent provided in the applicable Performance Award agreement.

4.6 TREATMENT OF PERFORMANCE AWARDS EARNED. Upon the Committee’s determination that a percentage of any Performance Awards has been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been (or were) in the employ of the Corporation or a Subsidiary thereof continuously from the Date of Grant, subject to the exceptions set forth at Section 4.9 and Section 4.10 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards. Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Corporation or its Subsidiaries continuously during the entire Performance Period for which such Performance Award was granted, except as provided at Section 4.9 or Section 4.10 hereof.

4.7 DISTRIBUTION. Distributions payable pursuant to Section 4.6 above shall be made as soon as practicable after the Committee determines the Performance Awards have been earned unless the provisions of Section 4.8 hereof are applicable to a Participant.

4.8 DEFERRAL OF RECEIPT OF PERFORMANCE AWARD DISTRIBUTIONS. With the consent of the Committee, a Participant who has been granted a Performance Award may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Performance Award. The terms of any deferral and the election to defer under this Plan must comply with Section 409A of the Code. The terms and conditions of any such deferral, including but not limited to, the period of time for, and form of, election; the manner and method of payout; the plan and form in which the deferred amount shall be held; the interest equivalent or other payment that shall accrue pending its payout; and the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Committee. The Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend or cancel any and all of the rights, procedures, mechanics and timing parameters relating to such deferrals. In addition, the Committee may, in its sole discretion, accelerate the payout of such deferrals (and any earnings thereon), or any portion thereof, either in a lump sum or in a series of payments, but under the following conditions only: (a) the Federal tax statutes, regulations or interpretations are amended, modified, or otherwise changed or affected in such a manner as to adversely alter or modify the tax effect of such deferrals; or (b) the Participant suffers or incurs an event that would qualify for a “withdrawal” of contributions that have not been accumulated for two years without adverse consequences on the tax status of a qualified profit-sharing or stock bonus plan under the Federal tax laws applicable from time to time to such types of plans.

4.9 NON-DISQUALIFYING TERMINATION OF EMPLOYMENT. Except for Section 4.10 hereof, the only exceptions to the requirement of continuous employment during a Performance Period for Performance Award distribution are termination of a Participant’s employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees), total and permanent disability, with the consent of the Committee, normal or late retirement or early retirement, with the consent of the Committee, or transfer of an executive in a spin-off, with the consent of the Committee, occurring during the Performance Period applicable to the subject Performance Award. In such instance a distribution of the Performance Award shall be made, upon the end of the Performance Period (subject to the Committees determination of the percentage of the Performance Award earned), and 100% of the total Performance Award that would have been earned during the Performance Period, if the Participant had met the requirement of continuous employment during a Performance Period, shall be earned and paid out; provided, however, in a spin-off situation the Committee may set additional conditions, such as, without limiting the generality of the foregoing, continuous employment with the spin-off entity.

4.10 CHANGE IN CONTROL. In the event of a Change in Control, a pro rata portion of all outstanding Performance Awards under the Plan shall be payable ten days after the Change in Control. The amount payable shall be determined by assuming that 100% of each Performance Award was earned at target levels, and by multiplying the earned amount by a fraction, the numerator of which shall be the number of months that have elapsed in the applicable Performance Period prior to the Change in Control and the denominator of which shall be the total number of months in the Performance Period.

ARTICLE V

STOCK OPTIONS AND

STOCK APPRECIATION RIGHTS

5.1 NON-QUALIFIED OPTION. Non-Qualified Options granted under the Plan are Stock Options that are not intended to be Incentive Stock Options under the provisions of Section 422 of the Code. Non-Qualified Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

5.2 INCENTIVE STOCK OPTION. Incentive Stock Options granted under the Plan are Stock Options that are intended to be “incentive stock options” under Section 422 of the Code, and the Plan shall be administered, except with respect to the right to exercise options after termination of employment, to qualify Incentive Stock Options issued hereunder as incentive stock options under Section 422 of the Code. An Incentive Stock Option shall not be granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, stock of the Corporation (or of any parent or Subsidiary of the Corporation) possessing more than 10% of the total combined voting power of all classes of stock therein. The aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans of the Corporation or any parent or Subsidiary of the Corporation) shall not exceed $100,000. Incentive Stock Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

5.3 OPTION TERMS. Stock Options granted under this Plan shall be subject to the following terms and conditions:

(a) Option Period. Each Stock Option shall expire and all rights to purchase shares thereunder shall cease not more than ten years after its Date of Grant or on such date prior thereto as may be fixed by the Committee, or on such other date as is provided by this Plan in the event of termination of employment, death or reorganization. No Stock Option shall permit the purchase of any shares thereunder during the first year after its Date of Grant, except as provided in Section 5.5 hereof or as otherwise determined by the Committee.

(b) Exercise Price. The purchase price per share payable upon exercise of a Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be vested and exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(d) Transferability and Termination of Options. During the lifetime of an individual to whom a Stock Option is granted, the Stock Option may be exercised only by such individual and only while such individual is an employee of the Corporation or a Subsidiary and only if the Participant has been continuously so employed by any one or combination thereof since the Date of Grant of the Stock Option, provided, however, that if the employment of such Participant by the Corporation or a Subsidiary Corporation terminates, the Stock Option may additionally be exercised as follows, or in any other manner provided by the Committee, but in no event later than ten years after the Date of Grant of the Stock Option:

(i) if a Participant’s termination of employment occurs by reason of normal or late retirement under any retirement plan of the Corporation or its Subsidiaries, such Participant’s Stock Options may be exercised within five years after the date of such termination of employment. If a Participant’s termination of employment occurs by reason of early retirement under any retirement plan of the Corporation or its Subsidiaries, or by reason of the transfer of a Participant in a spin-off, or by reason of total and permanent disability, as determined by the Committee, without retirement, then such Participant’s Stock Options shall be exercisable for a period of up to five years after the date of such termination of employment if the Committee consents to such an extension. During the extension period, the right to exercise Stock Options, if any, accruing in installments, shall continue unless the Committee provides otherwise; provided, however, that if the Stock Options are Incentive Stock Options all installments shall be immediately exercisable; and provided further, that the Committee may set additional conditions, such as, without limiting the generality of the foregoing, an agreement to not provide services to a competitor of the Corporation and its Subsidiaries and/or continuous employment with a spin-off entity;

(ii) if a Participant’s termination of employment occurs by reason of death, then such Participant’s outstanding Stock Options shall all become immediately exercisable and may be exercised within five years after the date of death or the life of the option, whichever is less, but in the case of Non-Qualified Options in no event less than one year after the date of death, unless the Committee provides otherwise;

(iii) if a Participant’s termination of employment occurs for any reason other than as specified in Section 5.3(d)(i) or (ii) hereof, the Committee has not approved an extension and Participant’s termination of employment is not for Cause, then, but only with respect to Options that are as of the date of termination vested, such Participant’s Stock Options may be exercised within ninety days after the date of such termination of employment;

(iv) rights accruing to a Participant under Sections 5.3(d)(i) and 5.3(d)(iii) may, upon the death of a Participant subsequent to his/her termination of employment, be exercised by his/her duly designated beneficiary or otherwise by his/her applicable legal representatives, heirs or legatees to the extent vested in and unexercised or perfected by the Participant at the date of his/her death. In the case of Non-Qualified Options, the period for such exercise shall not expire less than one year after the date of the Participant’s death;

(v) if a Participant’s termination of employment occurs for Cause, such Participant’s unexercised vested and unvested Stock Options shall be null and void immediately upon termination of the Participant’s service and may not be exercised; and

(vi) absence on an approved leave of absence communicated to the Committee shall not be deemed a termination or interruption of continuous employment for the purposes of the Plan.

No Stock Option shall be assignable or transferable by the individual to whom it is granted, except that it may be transferable (x) by assignment by the Participant to the extent provided in the applicable option agreement, or (y) by will or the laws of descent and distribution in accordance with the provisions of this Plan. An option transferred after the death of the Participant to whom it is granted may only be exercised by such individual’s beneficiary designated to exercise the option or otherwise by his/her applicable legal representatives, heirs or legatees, and only within the specific time period set forth above and only to the extent vested in and unexercised by the Participant at the date of his/her death, except as provided in Section 5.3(d)(ii).

In no event, whether by the Participant directly or by his/her proper assignee or beneficiary or other representative, shall any option be exercisable at any time after its expiration date as stated in the option agreement, except as provided in Section 5.3(d)(ii) and (iv). When an option is no longer exercisable it shall be deemed for all purposes and without further act to have lapsed and terminated. The Committee may, in its sole discretion, determine solely for the purposes of the Plan that a Participant is permanently and totally disabled, and the acts and decisions of the Committee made in good faith in relation to any such determination shall be conclusive upon all persons and interests affected thereby.

(e) Exercise of Options. An individual entitled to exercise Stock Options may, subject to their terms and conditions and the terms and conditions of the Plan, exercise them in whole or in part by delivery of written notice of exercise to the Corporation at its principal office, specifying the number of whole shares of Common Stock with respect to which the Stock Options are being exercised. Before shares may be issued, payment must be made in full, in legal United States tender, in the amount of the purchase price of the shares to be purchased at the time and any amounts for withholding as provided in Section 10.8 hereof; provided, however, in lieu of paying for the exercise price in cash as described above, the individual may pay (subject to such conditions and procedures as the Committee may establish) all or part of such exercise price by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Committee and having a Fair Market Value on the date of exercise of the Stock Options equal to or less than the exercise price of the Stock Options exercised, with cash, as set forth above, for the remainder, if any, of the purchase price; provided, further, that the Committee may permit a Participant to elect to pay the exercise price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Options and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Subject to rules established by the Committee, the withholdings required by Section 10.8 hereof may be satisfied by the Corporation withholding shares of Common Stock issued on exercise that have a Fair Market Value on the date of exercise of the Stock Options equal to or less than the withholding required by Section 10.8 hereof.

(f) Repricing Prohibited. Subject to Sections 5.5, 7.3 and 10.7, outstanding Stock Options granted under this Plan shall not be repriced.

5.4 STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants either alone (“freestanding”) or in tandem with other Awards, including Performance Awards, Stock Options and Restricted Stock. Stock Appreciation Rights granted in tandem with Incentive Stock Options must be granted at the same time as the Incentive Stock Options are granted. Stock Appreciation Rights granted in tandem with any other Award may be granted at any time prior to the earlier of the exercise or expiration of such Award. Stock Appreciation Rights granted in tandem with Stock Options shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Options. The Committee shall establish the terms and conditions applicable to any Stock Appreciation Rights, which terms and conditions need not be uniform but may not be inconsistent with the terms of the Plan. Freestanding Stock Appreciation Rights shall generally be subject to terms and conditions substantially similar to those described in Section 5.3 for Stock Options, including the requirements of 5.3(a), (b) (c) and (f) regarding the maximum period, minimum price and prohibition on repricing.

5.5 CHANGE IN CONTROL. In the event of a Change in Control:

(a) If the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Stock Options and Stock Appreciation Rights have been made, or the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under this Plan or replaces the Participant’s outstanding Stock Options and Stock Appreciation Rights with stock options and stock appreciation rights of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Stock Options and Stock Appreciation Rights immediately prior to the Change in Control, then such Awards or their replacement awards shall become immediately exercisable in full only if within two years after the Change in Control:

(i) the Participant’s employment is terminated without Cause;

(ii) the Participant terminates employment with Good Reason;

(iii) the Participant’s employment terminates under circumstances that entitle the Participant to benefit under Participant’s change of control agreement or any income continuation benefits under any plan of the Corporation, a Subsidiary, or an entity that is a successor to the Corporation or a Subsidiary as a result of the Change in Control, or that would have entitled the Participant to such benefits if the Participant participated in such plan (for this purpose only, any such plan terminated in connection with the Change in Control shall be taken into account); or

(iv) the Participant’s employment terminates under circumstances that entitle the Participant to income continuation benefits under any change of control agreement or employment agreement between the Participant and the Corporation, a Subsidiary, or any successor thereof.

(b) If 5.5(a) does not apply, then without any action by the Committee or the Board, each outstanding Stock Option and Stock Appreciation Right granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full; provided, however, that the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that a cash payment shall be made promptly following the Change in Control in lieu of all or any portion of the outstanding Stock Options and Stock Appreciation Rights granted under this Plan. The amount payable with respect to each share of Common Stock subject to an affected Stock Option and each affected Stock Appreciation Right shall equal the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such Stock Option or Stock Appreciation Right. After such a determination by the Committee, each Stock Option and Stock Appreciation Right, with respect to which a cash payment is to be made shall terminate, and the Participant shall have no further rights thereunder except the right to receive such cash payment.

ARTICLE VI

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1 RESTRICTION PERIOD. At the time an Award of Restricted Stock or Restricted Stock Units is made, the Committee shall establish the terms and conditions applicable to such Award, including the period of time (the “Restriction Period”) during which certain restrictions established by the Committee shall apply to the Award. The Restriction Period shall be not less than three years, except that for Awards based upon the attainment of performance goals, the Restriction Period shall be not less than one year. Subject to the foregoing sentence, each such Award, and designated portions of the same Award, may have a different Restriction Period, at the discretion of the Committee. Except as permitted or pursuant to Sections 6.4, 6.5 or 10.7 hereof, the Restriction Period applicable to a particular Award shall not be changed.

6.2 RESTRICTED STOCK TERMS AND CONDITIONS. Restricted Stock shall be represented by a stock certificate registered in the name of the Participant granted such Restricted Stock. Such Participant shall have the right to enjoy all shareholder rights during the Restriction Period except that: (a) the Participant shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired; (b) the Corporation may either issue shares subject to such restrictive legends and/ or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Common Stock during the Restriction Period; (c) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period, except that it may be transferable by assignment by the Participant to the extent provided in the applicable Restricted Stock Award agreement; (d) a breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock, and any dividends withheld thereon, and (e) dividends payable in cash or in shares of stock or otherwise may be either currently paid or withheld by the Corporation for the Participant’s account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

Provided, however, and the provisions of Section 6.4 to the contrary notwithstanding, in lieu of the foregoing, the Committee may provide that no shares of Common Stock be issued until the Restriction Period is over and further provide that the shares of Common Stock issued after the Restriction Period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

6.3 PAYMENT FOR RESTRICTED STOCK. A Participant shall not be required to make any payment for Restricted Stock unless the Committee so requires.

6.4 FORFEITURE PROVISIONS. Subject to Section 6.5, in the event a Participant terminates employment during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards will be forfeited; provided, however, that the Committee may provide for proration or full payout in the event of (a) a termination of employment because of normal or late retirement, (b) with the consent of the Committee, early retirement or spin-off, (c) death, or (d) total and permanent disability, as determined by the Committee, all subject to any other conditions the Committee may determine.

6.5 CHANGE IN CONTROL. In the event of a Change in Control, restrictions on a fraction of each Participant’s outstanding Restricted Stock and Restricted Stock Units granted under the Plan will lapse, and any shares not previously distributed shall be distributed within ten days after the Change in Control in accordance with the provisions set forth in Section 4.10. The numerator of such fraction with respect to an Award shall be the number of months that have elapsed in the applicable Restriction Period prior to the Change in Control and the denominator shall be the number of months in such Restriction Period.

ARTICLE VII

SHARES OF STOCK SUBJECT TO THE PLAN; MAXIMUM AWARDS

7.1 SHARES AVAILABLE. Subject to the other provisions of this Article VII, the total number of shares available for grant as Awards pursuant to the Plan shall not exceed in the aggregate five percent (5%) of the outstanding shares of the Corporation’s Common Stock as of March 11, 2010, the record date for the Corporation’s Annual Meeting, that is a maximum of 445,002 shares of the Corporation’s Common Stock. Solely for the purpose of applying the limitation in the preceding sentence and subject to the replenishment and adjustment provisions of Sections 7.2 and 7.3 below: (a) each Award granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted, and (b) each Stock Option or Stock Appreciation Right granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted.

Shares available for grant under the Plan may be authorized and unissued shares, treasury shares held by the Corporation or shares purchased or held by the Corporation or a Subsidiary for purposes of the Plan, or any combination thereof. Shares issued upon assumption or conversion of outstanding stock-based awards granted by an acquired company shall be disregarded in applying the limitation set forth in this Section 7.1.

7.2 SHARES AGAIN AVAILABLE. In the event all or any portion of an Award is forfeited or cancelled, expires, is settled for cash, or otherwise does not result in the issuance of all or a portion of the shares subject to the Award in connection with the exercise or settlement of such Award, the number of shares not issued that were deducted for such Award pursuant to Section 7.1 above shall be restored and may again be used for Awards under the Plan.

Notwithstanding anything in this Section 7.2 to the contrary and solely for purposes of determining whether shares are available for the issuance of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any shares restored pursuant to this Section 7.2 that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate the maximum aggregate number of shares that may be issued.

7.3 RELEVANT CHANGE ADJUSTMENTS. Appropriate adjustments in the number of shares available for grant and in any outstanding Awards, including adjustments in the size of the Award and in the exercise price per share of Stock Options and Stock Appreciation Rights, as authorized herein shall be made by the Committee (except as provided in Section 10.7 hereof), to give effect to adjustments made in the number of shares of Common Stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, stock split or other relevant change.

7.4 MAXIMUM PER PARTICIPANT AWARD. During any consecutive thirty-six month period, no Participant may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring, subject to the adjustments described in Section 7.3: (a) Stock Options and Stock Appreciation Rights for, in the aggregate, more than 100,000 shares of Common Stock; (b) Performance Shares, Restricted Stock and Restricted Stock Units for, in the aggregate, more than 100,000 shares of Common Stock; (c) a number of Dividend Equivalents greater than the number of shares of Common Stock the Participant could receive, earn or acquire in connection with the related stock-based Awards granted to the Participant; and (d) Performance Units with a value exceeding $500,000.

In addition, during any consecutive thirty-six month period, no Participant who is a non-employee director may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring, subject to the adjustments described in Section 7.3, more than 50,000 shares of Common Stock. For purposes of applying the limits described in this Section 7.4, if Awards subject to the same limit are granted in tandem, so that only one of the Awards may actually be exercised, only one of the Awards shall be counted.

ARTICLE VIII

ADMINISTRATION

8.1 COMMITTEE. The Plan will be administered by the Compensation Committee of the Board who are appointed from time to time by the Board and who are outside, independent Board members who, in the judgment of the Board, are qualified to administer the Plan as contemplated by (a) Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule), (b) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (c) any rules and regulations of a stock exchange on which Common Stock is traded. Any member of the Committee administering the Plan who does not satisfy or ceases to satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by such Committee.

8.2 POWERS. The Committee shall have and exercise all of the powers and responsibilities granted expressly or by implication to it by the provisions of the Plan. Subject to and as limited by such provisions, the Committee may from time to time enact, amend and rescind such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate or convenient.

8.3 INTERPRETATION. All questions arising under the Plan, any Award agreement, or any rule, regulation or procedure adopted by the Committee shall be determined by the Committee, and its determination thereof shall be conclusive and binding upon all parties.

8.4 COMMITTEE PROCEDURE. Any action required or permitted to be taken by the Committee under the Plan shall require the affirmative vote of a majority of a quorum of the members of the Committee. A majority of all members of the Committee shall constitute a “quorum” for Committee business. The Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Committee, and any such written determination shall be as fully effective as a majority vote of a quorum at a meeting.

8.5 DELEGATION. The Committee may delegate all or any part of its authority under the Plan to a subcommittee of directors and/or officers of the Corporation for purposes of determining and administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

ARTICLE IX

REDUCTION IN AWARDS

9.1 WHEN APPLICABLE. Anything in this Plan to the contrary notwithstanding, the provisions of this Article IX shall apply to a Participant if an independent auditor selected by the Committee (the “Auditor”) determines that each of (a) and (b) below are applicable.

(a) Payments or distributions hereunder, determined without application of this Article IX, either alone or together with other payments in the nature of compensation to the Participant which are contingent on a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, or otherwise (but after any elimination or reduction of such payments under the terms of the Corporation’s income continuance policy, if any), would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

(b) The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

9.2 REDUCED AMOUNT. Under this Article IX the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The “Reduced Amount” (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under Section 4999 of the Code. The determinations and reductions under this Section 9.2 shall be made after eliminations or reductions, if any, have been made under the Corporation’s income continuance policy, if any.

9.3 PROCEDURE. If the Auditor determines that this Article IX is applicable to a Participant, the Auditor shall so advise the Committee in writing. The Committee shall then promptly give the Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. The Participant may then elect, in his/her sole discretion, which and how much of the Awards otherwise awarded under this Plan shall be eliminated or reduced (as long as after such election the aggregate present value of the remaining Awards under this Plan equals the Reduced Amount), and shall advise the Committee in writing of his/her election within ten days of his/her receipt of notice. If no such election is made by the Participant within such ten-day period, the Committee may elect which and how much of the Awards shall be eliminated or reduced (as long as after such election their aggregate present value equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article IX, present value shall be determined in accordance with Section 280G of the Code. All the foregoing determinations made by the Auditor under this Article IX shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable following the election hereunder, the Corporation shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

9.4 CORRECTIONS. As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Auditor hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made (“Overpayment”), or that additional payments or distributions which will have not been made could have been made (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Auditor, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant which the Auditor believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that the Auditor, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

9.5 NON-CASH BENEFITS. In making its determination under this Article IX, the value of any non-cash benefit shall be determined by the Auditor in accordance with the principles of Section 280G(d)(3) of the Code.

9.6 DETERMINATIONS BINDING. All determinations made by the Auditor under this Article IX shall be binding upon the Corporation, the Committee and the Participant.

ARTICLE X

GENERAL PROVISIONS

10.1 AMENDMENT OR TERMINATION OF PLAN. The Board may at any time amend, suspend, discontinue or terminate the Plan (including the making of any necessary enabling, conforming and procedural amendments to the Plan to authorize and implement the granting of Incentive Stock Options or other income tax preferred stock options which may be authorized by federal law subsequent to the effective date of this Plan); provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Corporation, increase the total number of shares of Common Stock which may be made subject to the Plan, except as provided at Section 7.3 hereof, or make any other change for which shareholder approval is required by law or under the applicable rules of the NASDAQ Global Market. No action taken pursuant to this Section 10.1 of the Plan shall, without the consent of the Participant, alter or impair any Awards which have been previously granted to a Participant except pursuant to Section 10.5 of the Plan.

10.2 NON-ALIENATION OF RIGHTS AND BENEFITS. Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder (other than as expressly provided herein), then such right or benefit shall, in the sole discretion of the Committee, cease and in such event the Corporation may hold or apply the same or any or no part thereof for the benefit of the Participant or beneficiary, his/her spouse, children or other dependents or any of them in any such manner and in such proportion as the Committee in its sole discretion may deem proper.

10.3 NO RIGHTS AS SHAREHOLDER. The granting of Awards under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Corporation unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

10.4 LIMITATION OF LIABILITY OR OBLIGATION OF THE CORPORATION. As illustrative only of the limitations of liability or obligation of the Corporation and not intended to be exhaustive thereof, nothing in the Plan shall be construed: (a) to give any employee of the Corporation any right to be granted any Award other than at the sole discretion of the Committee; (b) to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan; (c) to limit in any way the right of the Corporation or any Subsidiary to terminate, change or modify, with or without Cause, the employment of any Participant at any time; or (d) to be evidence of any agreement or understanding, express or implied, that the Corporation or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.

Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Corporation or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

10.5 GOVERNMENT REGULATIONS. Notwithstanding any other provisions of the Plan seemingly to the contrary, the obligation of the Corporation with respect to Awards granted under the Plan shall at all times be subject to any and all applicable laws, rules and regulations and such approvals by any government agencies as may be required or deemed by the Board or Committee as reasonably necessary or appropriate for the protection of the Corporation. In connection with any sale, issuance or transfer hereunder, the Participant acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel of the Corporation that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

10.6 NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Corporation for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Corporation or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

10.7 REORGANIZATION. In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Corporation (for purposes hereof any such occurrence being referred to as an “Event”), the Committee or a comparable committee of any corporation assuming the obligations of the Corporation hereunder, shall either:

(a) make appropriate provision for the protection of any outstanding stock-based Awards granted thereunder by the substitution on an equitable basis of appropriate stock, stock units, stock options or stock appreciation rights of the Corporation, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the Awards. Stock to be issued pursuant to such substitute awards shall be limited so that the excess of the aggregate fair market value of the shares subject to such substitute awards immediately after such substitution over the purchase price thereof (if any) is not more than the excess of the aggregate fair market value of the shares subject to such substitute awards immediately before such substitution over the purchase price thereof (if any); or

(b) upon written notice to the Participant, declare that all Performance Awards granted to the Participant are deemed earned, that the Restriction Period of all Restricted Stock and Restricted Stock Units has been eliminated and that all outstanding Stock Options and Stock Appreciation Rights shall accelerate and become exercisable in full but that all outstanding Stock Options and Stock Appreciation Rights, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate. In connection with any declaration pursuant to this Section 10.7(b), the Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option or Stock Appreciation Right that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Event Proceeds Per Share (as hereinafter defined) exceeds the exercise price per share covered by such Stock Option times (y) the number of shares of Common Stock covered by such Stock Option or Stock Appreciation Right. For purposes of this Section 10.7(b), “Event Proceeds Per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per share by the shareholders of the Corporation upon the occurrence of the Event.

10.8 WITHHOLDING TAXES, ETC. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the amount of required withholding over the withholdings, if any, from any distributions in cash under the Plan. All or a portion of such payment may, in the discretion of the Committee and upon the election of the Participant, be made (a) by withholding from shares that would otherwise be delivered to the Participant a number of shares sufficient to satisfy the remaining required tax withholding or (b) by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Committee and having a Fair Market Value on the date of tender equal to or less than the remaining required tax withholding. No distribution under the Plan shall be made in fractional shares of Common Stock, but the proportional market value thereof shall be paid in cash.

10.9 GENERAL RESTRICTION. Each Award shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option and/or right upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Award or the issue or purchase of shares respectively thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10.10 USE OF PROCEEDS. The proceeds derived by the Corporation from the sale of the stock pursuant to Awards granted under the Plan shall constitute general funds of the Corporation.

10.11 DURATION OF PLAN. This Plan shall remain in effect until the earliest of the following events occurs: (a) distribution of all shares of Common Stock subject to the Plan, (b) termination of this Plan pursuant to Section 10.1 hereof, or (c) the tenth anniversary of the Effective Date.

10.12 SEVERABILITY. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.13 GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the Commonwealth of Pennsylvania and construed accordingly.

10.14 HEADINGS. The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or subpart to which it refers.

10.15 STOCK CERTIFICATES. Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is traded.

10.16 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

ARTICLE XI

COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE

11.1 To the extent the Committee determines that any Award granted under the Plan is subject to Section 409A of the Internal Revenue Code, the Agreement evidencing such Award will incorporate the terms and conditions required by Section 409A of the Internal Revenue Code. To the extent applicable, the Plan and Agreement will be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidelines that may be issued after the Effective Date. Notwithstanding any provisions of the Plan, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Internal Revenue Code, the Committee may adopt such amendment to the Plan and/or the applicable Agreement or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee determines is necessary or appropriate to (i) exempt the Award from the application of Section 409A of the Internal Revenue Code or (ii) comply with the requirements of Section 409A of the Internal Revenue Code. The foregoing authority of the Committee with respect to determinations relating to compliance with Section 409A, shall include without limitation, where the Committee determines it to be appropriate, providing for a 6 month delay in payments to a Specified Employee as defined in Section 409A and the regulations thereunder; implementing adjustments pursuant to Sections 5.5, 7.3 and 10.7 so as not to constitute an impermissible modification under Section 409A and the regulations thereunder; including in any Award Agreement a definition of Separation from Service in lieu of the term termination of employment, or variation thereof, as defined in Section 409A and the regulations thereunder; limiting the discretion of a Participant under Section 9.3, and limiting the use of Dividend Equivalents.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Bryn Mawr Bank Corporation	INTERNET http://www.proxyvoting.com/bmtc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 66415

▼ FOLD AND DETACH HERE ▼

	Please mark your votes as	☒
Please indicate below your vote for the following proposals:	indicated in this example

The Board Recommends
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	FOR	WITHHOLD AUTHORITY	*EXCEPTIONS

1.	ELECTION OF DIRECTORS To vote for the election of all nominees below. ☐	☐	☐
The Board recommends a vote FOR proposal #1.

NOMINEE CLASS IV – TERM TO EXPIRE IN 2014:
01 Francis J. Leto
02 Britton H. Murdoch
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

The Board Recommends
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		FOR	AGAINST	ABSTAIN

2.	BRYN MAWR BANK CORPORATION 2010 LONG-TERM INCENTIVE PLAN: To approve the adoption of the Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan.	☐	☐	☐
	The Board recommends a vote FOR proposal #2.	The Board Recommends
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		FOR	AGAINST	ABSTAIN
3.	CONFIRMATION OF AUDITORS:
	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Bryn Mawr Bank Corporation for the fiscal year ending December 31, 2010.	☐	☐	☐
	The Board recommends a vote FOR proposal #3.	The Board Recommends
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		FOR	AGAINST	ABSTAIN
4.	SHAREHOLDER PROPOSAL:
	To consider and vote upon a shareholder proposal to eliminate classification of terms of the Board of Directors.	☐	☐	☐
The Board recommends a vote AGAINST proposal #4.

This proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. In the absence of other directions, this proxy will be voted “FOR” proposals 1, 2 and 3, and “AGAINST” proposal 4. The Proxies are authorized to vote in their discretion as to all other matters that may come before the 2010 Annual Meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature(s)	Signature(s)	Date	, 2010

Please Sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by an authorized person. If a limited liability company, please sign company name by an authorized person.

Directions to St. Davids Golf Club

From turnpike at Valley Forge Exit – Exit at route 202 South to Swedesford Road exit. Make left onto Swedesford Road. Make a left on Old Eagle School then a left on Upper Gulph Road. Follow approximately a 1/4 mile to Radnor Road and make a right. Follow for about a 1/4 mile and the Club entrance is on the left just before the Valley Forge Military Academy Chapel.

From Schuykill Expressway (Route 76) – Take Blue Route (476) South then follow directions for Blue Route going South.

From Blue Route (Route 476) going South – Take the St. Davids/Villanova exit (13) make a right onto Route 30 and an immediate left onto King of Prussia Road. Follow King of Prussia Road to the third light (Eagle Road). Make a left and follow Eagle Road up to the next light (Radnor Street Road) and make a right. Follow for about an 1/8 mile and the Club entrance is on the right just past the Valley Forge Military Academy Chapel.

From Blue Route (Route 476) going North – Take the St. Davids/Villanova exit (13) and cross over Route 30 onto King of Prussia Road. Follow King of Prussia Road to the third light (Eagle Road). Make a left and follow Eagle Road up to the next light (Radnor Street Road) and make a right. Follow for about an 1/8 mile and the Club entrance is on the right just past the Valley Forge Military Academy Chapel.

From Lancaster Avenue (Route 30) – Traveling east, turn left in Strafford at Eagle Road (Spread Eagle Village, Mobile Station). Follow through one flashing light to second traffic light (Radnor Street Road). Turn left (you will see sign for Valley Forge Military Academy). Club is approximately 1/8 mile on right side.

From Lancaster Avenue (Route 30) – Traveling west, turn right at King of Prussia Road (just past Blue Route overpass). Go to third traffic light, about one mile, turn left on Eagle Road. Go about 3/4 mile to first traffic light. Turn right past Valley Forge Military Academy to club entrance 1/4 mile on right.

A special invitation to all shareholders . . .

For 120 years, Bryn Mawr Trust has been serving the financial needs of individuals, families, professionals and businesses who want friendly, personal attention. We offer a complete array of both personal and business banking services. Our loan officers and commercial banking specialists are second to none. We continue to be one of the area’s premier providers of wealth management services.

We invite you to view Bryn Mawr Trust as not only an investment, but as a resource for achieving your financial goals. Please allow us to help with your estate, trust, money management, or financial planning needs.

Call me directly at 610-581-4800 to discuss your particular requirements. I will be happy to introduce you to the professional or team of professionals who can best provide you with the high quality of service that you deserve.

Sincerely, Chairman and Chief Executive Officer

▼ FOLD AND DETACH HERE ▼

REVOCABLE PROXY

Bryn Mawr Bank Corporation

ANNUAL SHAREHOLDERS’ MEETING APRIL 28, 2010

Proxy is Solicited on Behalf of the Board of Directors of Bryn Mawr Bank Corporation

The undersigned shareholder(s) of Bryn Mawr Bank Corporation (the “Corporation”) hereby appoints, J. Duncan Smith and Geoffrey L. Halberstadt as proxies, each with the power to appoint his substitute (such proxies together with any duly appointed substitute, “proxies”), and hereby authorizes each of them with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote all the shares of stock of the Corporation held of record by the undersigned on March 11, 2010, at the Corporation’s Annual Meeting of Shareholders to be held at 11:00 A.M. on April 28, 2010, at St. Davids Golf Club, 845 Radnor Street Road, Wayne, Pennsylvania, and at any adjournment or postponement thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE OR
VOTE YOUR PROXY BY INTERNET OR TELEPHONE USING THE INSTRUCTIONS ON THE REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(OVER TO VOTE FOR THE PROPOSAL)
WO# 66415